5                                                                   Exhibit 10.1









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                           LOAN AND SECURITY AGREEMENT

                                      AMONG

                           ROCKY SHOES & BOOTS, INC.,

                            LIFESTYLE FOOTWEAR, INC.,

                                       AND

                            GMAC BUSINESS CREDIT, LLC

                            DATED SEPTEMBER 18, 2000



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
                                TABLE OF CONTENTS

                   (This Table of Contents is not part of this
              Agreement and is only for convenience of reference.)


                                                                                                               Page

1.  GENERAL LENDING TERMS.........................................................................................1
    ---------------------


2.  DEFINITIONS...................................................................................................2
    -----------

   ACCOUNT DEBTOR.................................................................................................2
   ACCOUNTS.......................................................................................................2
   AVAILABILITY RESERVE...........................................................................................2
   BUSINESS DAY...................................................................................................2
   BUSINESS RECORDS...............................................................................................3
   CAPITAL EXPENDITURES...........................................................................................3
   CLAIMS.........................................................................................................3
   COLLATERAL.....................................................................................................3
   DILUTION.......................................................................................................3
   DILUTION RESERVE...............................................................................................3
   EBITDA.........................................................................................................3
   ELIGIBLE ACCOUNTS..............................................................................................3
   ELIGIBLE INVENTORY.............................................................................................6
   ENVIRONMENTAL LAWS.............................................................................................7
   EQUIPMENT......................................................................................................8
   ERISA..........................................................................................................8
   ERISA AFFILIATE................................................................................................8
   EUROCURRENCY RESERVE REQUIREMENT...............................................................................8
   EXPENSES.......................................................................................................8
   FIXED CHARGE COVERAGE RATIO....................................................................................9
   GENERAL INTANGIBLES............................................................................................9
   HAZARDOUS MATERIAL.............................................................................................9
   INSOLVENCY PROCEEDING..........................................................................................9
   INVENTORY.....................................................................................................10
   LIBOR BASED LOANS.............................................................................................10
   LIBOR INTEREST PERIOD.........................................................................................10
   LIBOR RATE....................................................................................................10
   LIBOR RATE OPTION.............................................................................................10
   LINE OF CREDIT................................................................................................10
   LOAN DOCUMENTS................................................................................................10
   LOANS  .......................................................................................................10
   MATERIAL ADVERSE EFFECT.......................................................................................11
   MULTIEMPLOYER PLAN............................................................................................11
   NEGOTIABLE COLLATERAL.........................................................................................11
   NET WORTH.....................................................................................................11
   NOTES  .......................................................................................................11
   OBLIGATIONS...................................................................................................11
   OVERADVANCE...................................................................................................11
   PERMITTED CANADIAN PROVINCE...................................................................................12
   PERMITTED LIENS...............................................................................................12
   PLAN..........................................................................................................13
   PRIME BASED LOAN..............................................................................................13

   PRIME RATE....................................................................................................13
   PROPRIETARY BOXES.............................................................................................13
   REAL ESTATE...................................................................................................13
   REPORTABLE EVENT..............................................................................................13
   REIMBURSEMENT OBLIGATIONS.....................................................................................13
   RETAIL INVENTORY..............................................................................................14
   TAX DISTRIBUTIONS.............................................................................................14

3.  LINE OF CREDIT, OTHER LOANS, INTEREST AND PAYMENTS...........................................................14
    --------------------------------------------------

   3.1    REVOLVING LINE OF CREDIT...............................................................................14
   3.2    RENEWAL OF AGREEMENT...................................................................................14
   3.3    TERM LOAN..............................................................................................14
   3.4    LETTERS OF CREDIT......................................................................................15
   3.5    BORROWERS' APPOINTMENT OF AGENT........................................................................15
   3.6    TERMINATION PREMIUM....................................................................................16
   3.7    CROSS-DEFAULTS AND CROSS-COLLATERALIZATION.............................................................16
   3.8    INTEREST RATES; DEFAULT INTEREST RATES.................................................................16
   3.9    PAYMENTS...............................................................................................19
   3.10   CREDITING PAYMENTS.....................................................................................19
   3.11   PAYMENT MECHANICS......................................................................................19
   3.12   ALLOCATION OF EXPENSES.................................................................................20

4.  CONDITIONS OF BORROWING......................................................................................20
    -----------------------

   4.1    REPRESENTATIONS TRUE...................................................................................20
   4.2    NO DEFAULT.............................................................................................20
   4.3    LEGAL OPINIONS.........................................................................................20
   4.4    INITIAL MINIMUM AVAILABILITY...........................................................................20
   4.5    ADVERSE DEVELOPMENTS...................................................................................21

5.  SECURITY FOR THE OBLIGATIONS.................................................................................21
    ----------------------------

   5.1    GRANT OF SECURITY......................................................................................21
   5.2    NEGOTIABLE COLLATERAL..................................................................................21
   5.3    ADDITIONAL DOCUMENTATION...............................................................................21
   5.4    POWER OF ATTORNEY......................................................................................21
   5.5    RIGHT TO INSPECT.......................................................................................22

6.  REPRESENTATIONS AND WARRANTIES...............................................................................23
    ------------------------------

   6.1    ORGANIZATION...........................................................................................23
   6.2    FINANCIAL STATEMENTS...................................................................................23
   6.3    LIENS..................................................................................................23
   6.4    ABSENCE OF CONFLICTING OBLIGATIONS.....................................................................23
   6.5    TAXES..................................................................................................23
   6.6    ABSENCE OF MATERIAL LITIGATION.........................................................................23
   6.7    ABSENCE OF ENVIRONMENTAL PROBLEMS......................................................................23
   6.8    LEGAL NAME.............................................................................................24
   6.9    FINANCING STATEMENTS...................................................................................24
   6.10   ERISA..................................................................................................24
   6.11   BROKER'S FEES..........................................................................................24
   6.12   PRINCIPAL EXECUTIVE OFFICE, BUSINESS LOCATION..........................................................24
   6.13   FULL DISCLOSURE........................................................................................24
   6.14   FLOOD HAZARD...........................................................................................24
   6.15   INTELLECTUAL PROPERTY..................................................................................24
   6.16   COMPLIANCE WITH LAW....................................................................................25
   6.17   ACCOUNTS...............................................................................................25
   6.18   LABOR MATTERS..........................................................................................25
   6.19   SUBSIDIARIES...........................................................................................25

   6.20   DEPOSIT ACCOUNTS.......................................................................................26
   6.21   CUSTOMER RELATIONS.....................................................................................26
   6.22   CUSTOMER SUPPLY PROGRAMS...............................................................................26
   6.23   INTEGRATED OPERATIONS..................................................................................26
   6.24   USE OF PROCEEDS........................................................................................26

7.  NEGATIVE COVENANTS...........................................................................................26
    ------------------

   7.1    RESTRICTION ON LIENS...................................................................................26
   7.2    RESTRICTION ON INDEBTEDNESS............................................................................27
   7.3    MERGERS; CONSOLIDATIONS; DISPOSITION OF ASSETS.........................................................27
   7.4    SALE AND LEASEBACK.....................................................................................27
   7.5    DIVIDENDS, DISTRIBUTIONS AND REDEMPTIONS...............................................................27
   7.6    INVESTMENTS............................................................................................27
   7.7    CONTINGENT LIABILITIES.................................................................................28
   7.8    SALARIES AND OTHER COMPENSATION........................................................................28
   7.9    STOCK..................................................................................................28
   7.10   NATURE OF BUSINESS.....................................................................................28
   7.11   INSIDER TRANSACTIONS...................................................................................28
   7.12   CAPITAL ASSET EXPENDITURES.............................................................................28
   7.13   OBLIGATIONS AS LESSEE..................................................................................29

8.  AFFIRMATIVE COVENANTS........................................................................................29

   8.1    INSURANCE..............................................................................................29
   8.2    EXISTENCE; PAYMENT OF TAXES AND OTHER LIABILITIES......................................................29
   8.3    ACCOUNTING RECORDS; REPORTS............................................................................29
   8.4    INSPECTIONS............................................................................................31
   8.5    LITIGATION.............................................................................................31
   8.6    AUDITS AND EXAMINATIONS................................................................................31
   8.7    COMPLIANCE WITH LAWS...................................................................................31
   8.8    MAINTENANCE OF PROPERTIES..............................................................................32
   8.9    FURTHER ASSURANCES.....................................................................................32
   8.10   DOMINION OF FUNDS......................................................................................32
   8.11   FINANCIAL COVENANTS....................................................................................32

9.   DEFAULTS....................................................................................................32
     --------

   9.1    DEFAULT IN PAYMENT OF OBLIGATIONS......................................................................33
   9.2    DEFAULT UNDER ANY AGREEMENTS...........................................................................33
   9.3    REPRESENTATIONS OR STATEMENTS FALSE....................................................................33
   9.4    DEFAULT ON OTHER DEBT..................................................................................33
   9.5    JUDGMENTS..............................................................................................33
   9.6    BANKRUPTCY; INSOLVENCY.................................................................................33
   9.7    REPORTABLE EVENT.......................................................................................33
   9.8    MATERIAL LOSS OR ADVERSE CHANGE........................................................................34
   9.9    INTENTIONALLY OMITTED..................................................................................34
   9.10   INTENTIONALLY OMITTED..................................................................................34
   9.11   DEFAULT UNDER OTHER DOCUMENTS..........................................................................34
   9.12   GOVERNMENT LIEN........................................................................................34
   9.13   LEVY OR ATTACHMENT.....................................................................................34

10.  REMEDIES ON OCCURRENCE......................................................................................34

   10.1   RIGHTS AND REMEDIES....................................................................................34
   10.2   NO WAIVER..............................................................................................36

11.  CROSS-GUARANTY..............................................................................................36
     --------------

   11.1   CROSS-GUARANTY.........................................................................................36
   11.2   DEMAND BY LENDER.......................................................................................37

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
   11.3   ENFORCEMENT OF GUARANTY................................................................................38
   11.4   WAIVER.................................................................................................38
   11.5   BENEFIT OF GUARANTY....................................................................................38
   11.6   REINSTATEMENT..........................................................................................38
   11.7   SUBORDINATION OF SUBROGATION, ETC......................................................................39
   11.8   ELECTION OF REMEDIES...................................................................................39
   11.9   CONTINUING GUARANTY....................................................................................40
   11.10  LIMITATION.............................................................................................40
   11.11  CONTRIBUTION WITH RESPECT TO GUARANTY OBLIGATIONS......................................................40
   11.12  LIABILITY CUMULATIVE...................................................................................41

12.  GENERAL TERMS...............................................................................................41
     -------------

   12.1   EXPENSES, FEES AND COSTS; INDEMNIFICATION..............................................................41
   12.2   SUCCESSORS.............................................................................................41
   12.3   ASSIGNMENTS AND PARTICIPATIONS.........................................................................41
   12.4   WAIVERS BY BORROWERS...................................................................................42
   12.5   ANTI-WAIVER; AMENDMENTS; AND CUMULATIVE REMEDIES PROVISIONS............................................42
   12.6   CONTROLLING LAW........................................................................................42
   12.7   COUNTERPARTS...........................................................................................42
   12.8   NOTICES................................................................................................42
   12.9   LOAN AGREEMENT CONTROLS................................................................................43
   12.10  PARTIAL INVALIDITY.....................................................................................43
   12.11  LEGAL RATE ADJUSTMENT..................................................................................43
   12.12  SETOFF.................................................................................................43
   12.13  NO MARSHALLING.........................................................................................43
   12.14  REINSTATEMENT OF OBLIGATIONS AND SECURITY..............................................................44
   12.15  SURVIVAL; RELIANCE.....................................................................................44
   12.16  INTERPRETATION.........................................................................................44
   12.17  INDEPENDENCE OF COVENANTS..............................................................................44
   12.18  COMMUNICATION WITH ACCOUNTANTS.........................................................................44
   12.19  COMMUNICATION WITH CUSTOMERS...........................................................................45
   12.20  ILLEGALITY AND IMPOSSIBILITY...........................................................................45
   12.21  CERTAIN RULES OF CONSTRUCTION..........................................................................45
   12.22  ENTIRE AGREEMENT OF THE PARTIES........................................................................46
   12.23  ACKNOWLEDGMENT OF BORROWERS............................................................................46
   12.24  SUBMISSION TO JURISDICTION AND VENUE...................................................................46
   12.25  WAIVER OF JURY TRIAL...................................................................................48

                           LOAN AND SECURITY AGREEMENT
                           ---------------------------

         GMAC BUSINESS CREDIT, LLC ("LENDER"), a Delaware limited liability company, with offices at 300 Galleria Officentre, Suite 110, Southfield, Michigan 48034 and ROCKY SHOES & BOOTS, INC., an Ohio corporation ("PARENT"), and LIFESTYLE FOOTWEAR, INC., a Delaware Corporation ("LIFESTYLE", or together with Parent, the "BORROWERS" or individually, a "BORROWER") enter into this Loan and Security Agreement on September 18, 2000 (the "AGREEMENT").


                            1. GENERAL LENDING TERMS
                               ---------------------

         The following are the general terms of the loans to be made under this
Agreement:


         (a) A revolving line of credit (the "REVOLVING LOANS") up to the lesser of the "Borrowing Base" (defined below) or $50,000,000.00 minus the from time-to-time principal balance of the Term Loan (the "REVOLVING ADVANCE LIMIT"). The Borrowing Base is (i) 80% of the aggregate outstanding amount of Eligible Accounts PLUS (ii) 46% of the aggregate value of raw materials that are Eligible Inventory PLUS (iii) from May 1 through October 31 of each year, 72% of the aggregate value of Retail Inventory which is Eligible Inventory and 81% of the aggregate value of finished goods that are Eligible Inventory; PLUS (iv) from November 1 of each year through April 30 of the succeeding year, 60% of the aggregate value of Retail Inventory which is Eligible Inventory and 77% of the aggregate value of finished goods that are Eligible Inventory, PLUS (v) 19% of the aggregate value of work in process which is Eligible Inventory, MINUS (vi) the Dilution Reserve MINUS
                  (vii) the Availability Reserve. Notwithstanding the foregoing,
                  (A) aggregate advances against Eligible Inventory shall not exceed $27,500,000 during the period of May through October of each year and $23,000,000 during other periods, (B) aggregate advances against Eligible Inventory in Puerto Rico shall not exceed $2,000,000 at any time, (C) aggregate advances against raw materials that are Eligible Inventory shall not exceed $10,000,000 at any time, (D) aggregate advances against Proprietary Boxes (which are part of raw materials) which are Eligible Inventory shall not exceed the lesser of 5% of the aggregate value of raw material Inventory or $350,000, and (E) aggregate advances against work in process that is Eligible Inventory shall not exceed $1,000,000.

         (b) A $822,000 term loan as provided in SECTION 3.3 below (the "TERM LOAN")

         (c) As provided in SECTION 3.4 below, Lender will provide a $5,000,000 standby letter of credit facility as part of the Revolving Line of Credit. The stated amount of all letters of credit issued for Borrowers' benefit will be reserved against availability under the Revolving Line of Credit (the "LC RESERVES").

         (d) Subject to SECTION 3.8 below, the applicable interest rate (prior to an Event of Default) on all Obligations is initially one-quarter percent (0.25%) per annum in excess of the Prime Rate OR 250 basis points (0.250%) per annum in excess of the applicable LIBOR Rate (the foregoing interest rates are referred to as the "BASE RATES", a "BASE RATE," a "PRIME BASE RATE" or a "LIBOR BASE RATE", as applicable). The foregoing Base Rates may change based on the incentive pricing provisions of SECTION 3.8(f) below.

         (e) Unless renewed as provided in SECTION 3.2 below, this Agreement expires on September 18, 2003 (the "INITIAL TERM").

         (f) Borrowers shall pay Lender a loan administration fee of $5,000.00 per month in arrears commencing on October 1, 2000 (with the October 2000 payment prorated for the number of days in September 2000 from and after execution of this agreement) and continuing on the first day of each month thereafter.

         (g) Borrowers shall pay Lender an unused line fee on the first day of each month, in arrears, of three-eighths of one percent (0.375%) per annum times the average daily unused portion of the Revolving Advance Limit (including LC Reserves) during the preceding month.

         (h) Borrowers have paid Lender a loan commitment fee of $130,000.00 prior to the date of this Agreement, which fee shall be fully earned as of the date of this Agreement.


                                 2. DEFINITIONS.
                                    ------------

         In addition to the terms defined in this Agreement, the following terms have the given definitions:

                  "ACCOUNT DEBTOR" means any obligor under, with respect to, or on account of an Account.

                  "ACCOUNTS" means all presently existing and hereafter arising accounts receivable, contract rights, and all other forms of obligations owing to each Borrower arising out of the sale or lease of goods or the rendition of services by a Borrower, whether or not earned by performance, all credit insurance, guaranties, and other security therefor, as well as all goods returned to or reclaimed by a Borrower, and a Borrower's Business Records relating to any of the foregoing.

                  "AVAILABILITY RESERVE" means $3,000,000; PROVIDED, HOWEVER, if after receipt of Borrowers' fiscal 2001 audited financial statements, no Event of Default has occurred and is continuing, the Availability Reserve will be reduced to zero.

                  "BUSINESS DAY" means a day on which Lender is open for business in Southfield, Michigan.

                  "BUSINESS RECORDS" means all of each Borrower's books and records including all of the following: ledgers, records indicating, summarizing or evidencing a Borrower's assets (including the Collateral) or liabilities; all information relating to a Borrower's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs or other computer prepared information.

                  "CAPITAL EXPENDITURES" shall mean, with respect to the Borrowers for any period, the sum of the aggregate of all expenditures (whether paid in cash, capitalized as an asset or accrued as a liability) by the Borrowers during such period which, in accordance with GAAP, are or should be included in "capital expenditures" or similar items reflected on the statements of cash flows of the Borrowers.

                  "CLAIMS" means any demand, claim, action or cause of action, damage, liability, loss, cost, debt, expense, obligation, tax, assessment, charge, lawsuit, contract, agreement, undertaking or deficiency, of any kind or nature, whether known or unknown, fixed, actual, accrued or contingent, liquidated or unliquidated (including interest, penalties, attorneys' fees and other costs and expenses incident to proceedings or investigations relating to any of the foregoing or the defense of any of the foregoing), whether or not litigation has commenced.

                  "COLLATERAL" means all of the following: the Accounts; the Equipment; the General Intangibles; the Inventory; the Negotiable Collateral; the Business Records, any money or other assets of any Borrower which hereafter come into the possession, custody or control of Lender; 65% of the capital stock of any Borrower's foreign subsidiaries and all of the capital stock of any Borrower's domestic subsidiaries; and all proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Equipment, General Intangibles, Inventory, Negotiable Collateral, Business Records, money, deposit accounts or other tangible or intangible property resulting from the sale or other disposition of the Collateral or any portion thereof or interest therein, and the proceeds thereof.

                  "DILUTION" means the aggregate amount of credits, returned goods, adjustments, deductions, setoffs and recoupments granted by Parent or taken by all of Parent's Account Debtors in any calendar month DIVIDED BY the aggregate amount of Parent's sales during the calendar month.

                  "DILUTION RESERVE" means a Borrowing Base reserve in an amount determined in good faith by Lender to reflect the from time to time amount by which Dilution exceeds 10%. The Dilution Reserve will be adjusted on a quarterly basis to reflect any increase or decrease in Dilution on a rolling 12 month basis.

                  "EBITDA" means the consolidated income of Parent and its subsidiaries before interest, taxes, depreciation and amortization, all determined according to generally accepted accounting principles consistently applied.

                  "ELIGIBLE ACCOUNTS" means Parents' Accounts listed on Borrowing Base Certificates delivered to Lender which Lender, in its good faith discretion, determines to be an Eligible Account. Without limiting the generality of the immediately preceding sentence, no Account will be a Eligible Account unless it meets all of the following minimum requirements (as applicable):

                  (1) The Account is valued at its face amount and represents a complete, bona fide transaction for Eligible Inventory sold, delivered, and not rejected by the Account Debtor or for services rendered (but excluding any amounts in the nature of a service charge added to the amount due on an invoice because the invoice has not been paid when due) that requires no further act under any circumstances on the part of Parent or any other person or entity to make such Account payable by the Account Debtor, and the Account arises from an arm's-length transaction in the ordinary course of Parent's business between Parent and an Account Debtor that is not an affiliate, partner, officer, or employee of any Borrower, or a member of the family of any partner, officer, or employee of any Borrower.

                  (2) If Parent's payment terms on such Account are net 45 days or less, the Account is not unpaid more than 90 days from the earlier of (A) the date on which the original invoice rendered in connection with such Account was issued, and (B) the date on which the Eligible Inventory was shipped to the Account Debtor or the services performed.

                  (3) If Parent's payment terms on such Account are more than net 45 days, the Account is not more than 30 days past due and is not more than 180 days from the earlier of (A) the date on which the original invoice rendered in connection with such Account was issued, and (B) the date on which the Eligible Inventory was shipped to the Account Debtor or the services performed.

                  (4) The goods the sale of which gave rise to the Account were shipped or delivered or provided to the Account Debtor on a final sale basis and not on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis, or on the basis of any other similar understanding, and no part of such goods have been returned or rejected for which the Account has not been reduced by an amount sufficient to appropriately reflect such returned or rejected goods.

                  (5) The Account is not evidenced by chattel paper or an instrument of any kind.

                  (6) The Account Debtor with respect to the Account (A) is not the subject of any bankruptcy or Insolvency Proceeding of any kind or of any other proceeding or action, threatened or pending, which might have a materially adverse effect on its business, and (B) is not, in Lender's sole good faith discretion deemed ineligible for credit for other reasons (including, without limitation, unsatisfactory past experience of any Borrower or Lender with the Account Debtor or unsatisfactory reputation of the Account Debtor).

                  (7) The Account Debtor is located within United States of America or Permitted Canadian Provinces.

                  (8) If the Account Debtor is not located in the United States of America or a Permitted Canadian Province, the Account Debtor has provided a letter of credit assigned to and reasonably acceptable to Lender or a guaranty or other assurance acceptable to Lender.

                  (9) (A) The Account Debtor is not the government of the United States of America or Canada, or any department, agency or instrumentality thereof, or (B) if the Account Debtor is an entity mentioned in the preceding clause, the Federal Assignment of Claims Act (or applicable similar legislation) has been fully complied with so as to lawfully recognize Lender's first-priority security interest to Lender's satisfaction vis-a-vis such Account Debtor.

                  (10) The Account is a valid, legally enforceable obligation of the Account Debtor with respect thereto and is not subject to any asserted or otherwise known dispute, condition, contingency, setoff, recoupment, reduction, claim for credit, allowance, adjustment, counterclaim or defense on the part of such Account Debtor, and no fact exists that may provide a basis for any of the foregoing in the present or future.

                  (11) The Account is subject to a first-priority security interest in Lender's favor and is not subject to any other lien, claim, encumbrance, or security interest whatsoever.

                  (12) The Account is evidenced by an invoice or other documentation used in the ordinary course of Parent's business and arises from a contract, purchase order, or release used in the ordinary course of Parent's business.

                  (13) Parent has observed and complied with (A) all laws of the United States of America (including the Fair Labor Standards Act), the failure of which would cause such Account to be subject to a lien or claim of any third party, and (B) all laws of the state in which the Account Debtor or the Account is located which, if not observed and complied with, would deny Parent access to the courts of such state.

                  (14) No representation or warranty contained in this Agreement or any other agreement between any Borrower and Lender, or in any Borrowing Base Certificate with respect to such Account has been breached in any material respect.

                  (15) The Account is not subject to any provision prohibiting its assignment.

                  (16) The Account does not represent any manufacturer's or supplier's credits, discounts, incentive plans, or other similar arrangements entitling Parent to discounts on future purchases.

                  (17) The Eligible Inventory giving rise to the Account was not, at the time of sale thereof, subject to any lien or encumbrance except in Lender's favor or as permitted by this Agreement.

                  (18) The Account is payable in United States Dollars.

         In addition to the foregoing requirements, Accounts of any Account Debtor that are otherwise eligible will be reduced to the extent of (1) any accounts payable (including, without limitation, Lender's good faith estimate of any contingent liabilities) by Borrowers to such Account Debtor ("CONTRAS") and (2) that portion of an Account representing a retainage or holdback by the Account Debtor; provided that Lender, in its sole discretion may determine that none of such Accounts are Eligible Accounts if Contras represent 10% or more of the amount owing to Parent from such Account Debtor. Finally, all Accounts owing by a given Account Debtor will be ineligible if more than 50% of the total Accounts owing by such Account Debtor are otherwise ineligible.

         Any Account that is at any time an Eligible Account and that subsequently fails to meet any of the requirements set forth above will immediately cease to be an Eligible Account and must be removed from the Borrowing Base immediately.

         "ELIGIBLE INVENTORY" means that portion of each Borrower's Inventory consisting of finished goods Inventory in respect of which no further manufacturing, processing, or other work has to be done (other than packaging or crating for shipment or distribution), Retail Inventory and raw materials held for use in the ordinary course of any Borrower's business in manufacturing finished goods Inventory and work in process for finished goods manufactured in the ordinary course of Borrowers' business that is listed on a Borrowing Base Certificate delivered to Lender in accordance with this Agreement that Lender determines in good faith to be Eligible Inventory. Without limiting the generality of the immediately preceding sentence, no Inventory will be Eligible Inventory unless it meets all the following minimum requirements:

                  (1) The Inventory has not been shipped, delivered, provided to, purchased or sold by a Borrower on a bill and hold, consignment sale, guaranteed sale, or sale or return basis, or any other similar basis or understanding.

                  (2) No Account has arisen with respect to such Inventory.

                  (3) The Inventory has not been billed to a customer on a "progress billing" or similar basis prior to shipment to the customer.

                  (4) The Inventory is valued at the lower of standard cost or book value, on a first-in-first-out basis.

                  (5) The Inventory is in a Borrower's possession, and if the Inventory is located on premises not owned by a Borrower, the landlord or owner of such premises must have waived its distraint, lien, and similar rights with respect to such Inventory and must have agreed in a written agreement in form reasonably satisfactory to Lender.

                  (6) The Inventory is not subject to any royalty, copyright, trademark, trade name, or licensing arrangement, or any law, rule, or regulation that could limit or impair Lender's ability to exercise its rights with respect to such Inventory.

                  (7) In case of finished goods Inventory and Retail Inventory, if otherwise eligible, the Inventory is in a quantity not in excess of Borrowers' reasonably projected 12 month sales of such Inventory. To the extent Inventory does not qualify to be Eligible Inventory under this subparagraph, such Inventory will also not qualify to be Eligible Inventory by classifying such Inventory as raw materials.

                  (8) The Inventory is not packaging (excluding Proprietary Boxes), labels, manuals or supplies.

                  (9) The Inventory materially meets all standards imposed by any governmental or agency, department, or division having regulatory authority over such Inventory or its use or sale including, without limitation, standards set forth in the Fair Labor Standards Act.

                  (10) No representation or warranty in this Agreement, any other agreement between any Borrower and Lender, or any Borrowing Base Certificate has been breached in any material respect with respect to such Inventory.

                  (11) The Inventory is not obsolete, is of good and merchantable quality, and is readily salable.

                  (12) The Inventory is subject to a first-priority security interest in Lender's favor and is not subject to any other lien or encumbrance not permitted by this Agreement, and is located in the United States or Puerto Rico.

                  (13) The Inventory is not so-called "co-op point of purchase inventory" or the equivalent.

         Any Inventory that is at any time Eligible Inventory and that subsequently fails to meet any of the requirements set forth above will cease to be Eligible Inventory immediately and must be removed from the Borrowing Base immediately.

         "ENVIRONMENTAL LAWS" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the regulations pertaining to such statutes, and any other safety, health or environmental statutes, laws, regulations or ordinances of the United

States or of any state, county or municipality in which Borrower conducts its business or the Collateral is located.

         "EQUIPMENT" means all of each Borrower's present and hereafter acquired equipment, machinery, machine tools, motors, furniture, furnishings, fixtures, motor vehicles, rolling stock, processors, tools, parts, dies, jigs, goods (other than consumer goods, farm products or Inventory), wherever located, and any interest of a Borrower in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions and improvements to any of the foregoing, wherever located.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

         "ERISA AFFILIATE" means each trade or business (whether or not incorporated and whether or not foreign) which is or may hereafter become a member of a group of which Borrowers are members and which is treated as a single employer under ERISA Section 4001(b)(1), or IRC Section 414.

         "EUROCURRENCY RESERVE REQUIREMENT" is defined as part of the definition of LIBOR Rate.

         "EXCESS AVAILABILITY" means the difference between the amount of the Borrowing Base and the sum of the outstanding Revolving Loans plus the amount of all accounts payable which are more than 30 days past due (unless such accounts payable are contested by Borrowers in good faith with reserves therefore instituted which are reasonably acceptable to Lender).

         "EXPENSES" means all reasonable fees and out-of-pocket disbursements incurred by Lender, including reasonable fees of counsel and court costs, in any way arising from or in connection with this Agreement, any Loan Documents, any of the Collateral, any of the Obligations or the business relationship between Lender and any Borrower other than resulting from Lender's gross negligence or willful misconduct, including, without limitation, (a) audit fees at the per day rate provided for in SECTION 8.6 below; (b) all fees and expenses (including recording fees and applicable insurance policy fees) of Lender and counsel for Lender for the preparation, examination, approval, negotiation, execution and delivery of, or the closing of any of the transactions contemplated by, this Agreement and any Loan Documents; (c) all fees and out-of-pocket disbursements incurred by Lender, including attorneys' fees, in any way arising from or in connection with any action taken by Lender to monitor, advise, administer, enforce or collect any of the Obligations under this Agreement, any Loan Documents or any other obligations of the Borrowers, whether joint, joint and several, or several, under this Agreement (or any Loan Documents), or any other existing or future document or agreement, or arising from or relating to the business relationship between Lender, and Borrowers, or otherwise securing any of the Obligations, including any actions to lift the automatic stay or to otherwise in any way monitor or participate in any Insolvency Proceeding of any Borrower; (d) all expenses and fees (including attorneys' fees) incurred in relation to, in connection with, in defense of and/or in prosecution of any litigation instituted by any Borrower, Lender or any third party against or involving Lender arising from, relating to, or in connection with any of the Obligations or any Borrower's other obligations, this Agreement (or any Loan Documents), any of the

Collateral, or the business relationship between Lender, and any Borrower, including any so-called "Lender liability" action, any replevin, claim and delivery or other action for possession of, or foreclosure on, any of the Collateral, post-judgment enforcement of any rights or remedies including enforcement of any judgments, and prosecution of any appeals (whether discretionary or as of right and whether in connection with pre-judgment or post-judgment matters); (e) all costs, expenses and fees incurred by Lender or its agents in connection with any appraisals (including updated Inventory appraisals at least semi-annually) or environmental assessments of all or any of the Collateral (and Borrowers shall fully cooperate with such appraisers and make their property available for appraisal in connection with as many appraisals or environmental assessments as Lender may request); (f) all fees described in SECTION 1 above, and (g) all costs, expenses and fees incurred by Lender and/or its counsel in connection with consultants, expert witnesses or other professionals retained by Lender and/or its counsel in order to assist, advise and/or give testimony with respect to any matter relating to this Agreement or any Loan Documents, the Collateral or the business relationship between Lender and Borrowers (and Borrowers shall fully cooperate with such consultant, expert witness or other professional and shall make their premises, books and records, accounting systems, computer systems and other media for the recordation of information available to such persons).

         "FIXED CHARGE COVERAGE RATIO" means the ratio of (i) EBITDA MINUS internally funded capital expenditures to (ii) scheduled principal payments on long term indebtedness and scheduled payments on capitalized leases and all income taxes, all as determined according to generally accepted accounting principles, consistently applied.

         "GENERAL INTANGIBLES" means all of each Borrower's present and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes or regulations, choses or things in action, goodwill, going concern value, "blue sky", patents, trade names, trademarks, service marks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, monies due under any royalty or licensing agreements, route lists, infringement claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds and tax refund claims) OTHER THAN goods and Accounts, and a Borrower's Business Records relating to any of the foregoing.

         "HAZARDOUS MATERIAL" means any substance, material, emission or waste which is or hereafter becomes regulated or classified as a hazardous substance, hazardous material, toxic substance or solid waste under any Environmental Law, asbestos, petroleum products, urea formaldehyde, polychlorinated biphenyls
(PCBs), radon and any other hazardous or toxic substance, material, emission or waste.

         "INSOLVENCY PROCEEDING" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, 11 U.S.C. sec.101 ET. SEQ., or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with its creditors or proceedings seeking reorganization, liquidation, arrangement or other similar relief.

         "INVENTORY" means all present and future inventory in which any Borrower has any interest, including goods held for sale or lease or to be furnished under a contract of service, a Borrower's present and future raw materials, work in process, finished goods and supplies and materials used in or consumed in a Borrower's business, goods which have been returned to, repossessed by or stopped in transit by a Borrower, packing and shipping materials, wherever located, any documents of title representing any of the above, and a Borrower's Business Records relating to any of the foregoing.

         "LIBOR BASED LOANS" means that portion of the Loans on which interest accrues at the LIBOR Base Rate.

         "LIBOR INTEREST PERIOD" is defined as a calendar month.

         "LIBOR RATE" means an annual rate of interest determined by Lender as being the rate available at approximately 11:00 a.m. London time in the London Interbank Market, as referenced by Reuters Screen "LIBOR", in accordance with the usual practice in such market, for 1 month LIBOR loans, in effect two Business Days prior to the first Business Day of each calendar month, as such rate may be adjusted by the reserve percentage applicable during the LIBOR Interest Period in effect (or if more than one such percentage shall be applicable, the daily average of such percentages for those days in such LIBOR Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or an successor) for determining the maximum reserve requirement (including without limitation, any emergency, supplemental or other marginal reserve requirement) for a national bank with respect to liabilities or assets consisting of or including "Eurocurrency Liabilities" as such term is defined in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time, having a term equal to such LIBOR Interest Period ("EUROCURRENCY RESERVE REQUIREMENT"), as reasonably applied to loans of this type. Such adjustment shall be effectuated by calculating, and the LIBOR Rate shall be equal to, the quotient of (i) the offered rate divided by (ii) one minus the Eurocurrency Reserve Requirement.

         "LIBOR RATE OPTION" is defined in SECTION 3.8(b)(i) below.

         "LINE OF CREDIT" means the revolving line of credit provided for in this Agreement.

         "LOAN DOCUMENTS" means, collectively, this Agreement, any Notes, any security agreements, pledge agreements, assignments, deeds of trust, mortgages or other encumbrances or agreements which secure or relate to the Obligations or the collateral security for the Obligations, any guaranties of the Obligations, any lock box or blocked account agreements and any other agreements entered into between any Borrower or any guarantor of the Obligations and Lender relating to or in connection with this Agreement.

         "LOANS" means the Revolving Loans together with any other loans or advances made by Lender to any Borrower.

         "MATERIAL ADVERSE EFFECT" means relative to any occurrence of whatever nature (including any determination in litigation, arbitration or governmental proceeding or investigation) that Lender reasonably determines will have a materially adverse effect on:

         (a) The assets, business, profits, properties, condition (financial or otherwise), operations or foreseeable financial prospects of the Borrowers and their subsidiaries, taken as a whole; or

         (b) The ability of any Borrower to perform any of its payment or other obligations under this Agreement, any other Loan Documents or the transactions contemplated thereby; or

         (c) The ability of any Borrower to perform any of its payment or material obligations under the Note or hereunder.

         "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in ERISA Sections 3(37) or 4001(a)(3) or IRC Section 414(f) which covers employees of Borrower or any ERISA Affiliate.

         "NEGOTIABLE COLLATERAL" means all of each Borrower's present and future letters of credit, notes, drafts, instruments, certificated and uncertificated securities, documents, leases and chattel paper, and a Borrower's Business Records relating to any of the foregoing.

         "NET WORTH" means the consolidated net worth of Parent and its subsidiaries determined according to generally accepted accounting principles consistently applied MINUS intangible assets other than Accounts, PLUS the amount of all subordinated debt subject to subordination agreements in form and substance acceptable to Lender.

         "NOTES" means any promissory notes executed by any Borrower. Likewise, the term "NOTE" refers to any of the Notes.

         "OBLIGATIONS" means all Loans, advances, debts, liabilities (including all amounts charged to Borrowers' loan account pursuant to any agreement authorizing Lender to charge Borrowers' loan account), obligations, fees, lease payments, Reimbursement Obligations for Letters of Credit, guaranties, covenants and duties owing by any Borrower to Lender of any kind and description for the payment of money or otherwise, (whether pursuant to or evidenced by the Loan Documents, by any Note or other instrument or by any other agreement between Lender and any Borrower), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including any debt, liability or obligation owing from any Borrower to others which Lender may obtain by assignment or otherwise, and all interest thereon, including any interest that, but for the provisions of the Bankruptcy Code, would have accrued, and all Expenses which any Borrower is required to pay or reimburse pursuant to the Loan Documents, by law or otherwise.

         "OVERADVANCE" means if at any time and for any reason, the aggregate amount of the outstanding Revolving Loans exceeds the dollar or percentage limitations set forth in SECTION 1 (a) of this Agreement.

         "PERMITTED CANADIAN PROVINCE" means all Canadian Provinces other than Quebec, Northwest Territories, Nunavut and other Canadian territories.

         "PERMITTED LIENS" means:

                  (i) liens for taxes, assessments or governmental charges, and liens incident to construction, which are either not delinquent or are being contested in good faith by the applicable Borrower by appropriate proceedings, which will prevent foreclosure of such liens, and against which adequate reserves have been provided, and upon demand by Lender, with adequate security being posted with Lender;

                  (ii) liens or deposits in connection with workers' compensation or other insurance or to secure customs' duties, public or statutory obligations in lieu of surety, stay or appeal bonds, or to secure performance of contracts or bids (other than contracts for the payment of money borrowed), or deposits required by law or governmental regulations or by any court order, decree, judgment or rule as condition to the transaction of business or the exercise of any right, privilege or license; or other liens or deposits of a like nature made in the ordinary course of business;

                  (iii)    security interests or mortgages granted to Lender;

                  (iv)     liens and security interests identified on SCHEDULE
                           2;

                  (iv) liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen, banker's liens and other liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves (in Lender's good faith, reasonable judgment) or other appropriate provisions are being maintained in accordance with GAAP;

                  (v) liens arising with respect to zoning restrictions, licenses, covenants, building restrictions and other similar charges or encumbrances on the use of real property of such Borrower which do not materially interfere with the ordinary conduct of such Borrower's business;

                  (vi) any interest or title of a lessor under any lease permitted hereunder;

                  (vii) any interest or title of any lessee under any leases or subleases of real property of any Borrower, PROVIDED that all such liens do not in the aggregate materially detract from the value of such Borrower's property or materially impair the use thereof in the operation of the businesses;

                  (viii) notice financing statements of a lessor's rights in and to personal property leased to any Borrower in the ordinary course of such Borrower's business;

                  (ix) attachment, prejudgment or judgment liens permitted hereunder with respect to which execution has been stayed or with respect to which payment in full above any applicable deductible is covered by insurance or a bond or, with respect to any prejudgment lien, the underlying claim for which is being contested in good faith and for which reserves (in Lender's good faith, reasonable judgment) or other appropriate provisions, if any, as required by GAAP have been made; and

                  (x) defects and irregularities in titles, survey exceptions, encumbrances, easements or reservations of others for rights-of-way, roads, pipelines, railroad crossings, services, utilities or other similar purposes; outstanding mineral rights or reservations (including rights with respect to the removal of material resource) which do not materially diminish the value of the surface estate, assuming usage of such surface estate similar to that being carried on by a Borrower or its subsidiaries as of the date hereof.

         "PLAN" means any plan described in ERISA Section 3(2) maintained for employees of any Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

         "PRIME BASED LOAN" means that portion of the Loans on which interest accrues at the Prime Base Rate.

         "PRIME RATE" means the variable rate of interest, per annum, which is quoted from time to time in The Wall Street Journal as the base "prime rate" on corporate loans posted as of such time by at least 75% of the nation's 30 largest banks, adjusted daily. The Prime Rate is nothing more nor less than an index for determining the interest rate payable under the terms of this Agreement. The Prime Rate is not necessarily the best rate, or any other definition of rates, offered by Lender.

         "PROPRIETARY BOXES" means cardboard shoe boxes bearing the "Rocky" name or trademark.

         "REAL ESTATE" means all real estate and rights in real estate and all related property which is covered by any mortgages or deeds of trust executed by any Borrower in favor of Lender.

         "REPORTABLE EVENT" means a "reportable event" as that term is defined and applied in connection with ERISA.

         "REIMBURSEMENT OBLIGATIONS" has the meaning given in SECTION 3.5 below.

         "RETAIL INVENTORY" means Inventory held for sale to retail customers by Parent at a retail store owned or controlled by Parent. For purposes of this Agreement, finished goods Inventory does not include Retail Inventory.

         "TAX DISTRIBUTIONS" means, for all periods, if any, in which a Borrower is a "pass-through" entity for federal income tax purposes, an amount equal to each member's federal, state and local income tax attributable to a Borrower's earnings which are allocated to Borrower's members or shareholders under applicable law in lieu of being paid by a Borrower.


              3. LINE OF CREDIT, OTHER LOANS, INTEREST AND PAYMENTS
                 --------------------------------------------------

         3.1 REVOLVING LINE OF CREDIT. From time to time prior to the expiration of the Initial Term, or any extension terms provided for in SECTION 3.2 below, so long as an Event of Default has not occurred or if an Event of Default has occurred, such Event of Default has been timely remedied, Lender will, subject to the terms and conditions set forth in this Agreement, make Revolving Loans to Borrowers in such amounts as Borrowers may request, provided that the aggregate principal amount of all Revolving Loans shall not exceed the Revolving Advance Limit or other limits set forth in Section 1(a) above.

         Borrowers, through Parent, may request from time to time Revolving Loan advances by submitting a signed, completed Borrowing Base Certificate to Lender, in each case given no later than 11:00 a.m. (Southfield, Michigan time) on the Business Day of the proposed Revolving Loan advance. Subject to the terms and conditions of this Agreement, Lender will make the proceeds of each such requested Revolving Loan advance available to Borrowers by depositing such proceeds in the account designated by Borrowers on the same Business Day.

         The Revolving Loans will not be evidenced by a promissory note and a copy of Lender's books and records related to the Revolving Loans shall constitute PRIMA FACIE evidence of the outstanding amount of Revolving Loans.

         Should an Overadvance exist, Borrowers shall immediately make principal reduction payments of such excess to Lender as are required to reduce the outstanding balance of the Revolving Loans such that no Overadvance exists.

         3.2 RENEWAL OF AGREEMENT. Unless Lender or Parent provides the other party at least 90 days written notice of its intention to not renew this Agreement after the Initial Term or any annual anniversary thereafter, this Agreement will be extended from year to year on the terms set forth in this Agreement and any amendments to this Agreement.

         3.3 TERM LOAN. Simultaneous with the execution of this Agreement, the Borrower has obtained from Lender the Term Loan, which is evidenced by a promissory note in the original principal amount of $850,000 payable to the order of and dated on the date of this Agreement (the "TERM LOAN").

         3.4 LETTERS OF CREDIT. From time to time prior to the expiration of the Initial Term, or any extension terms provided for in SECTION 3.2 above, (i) so long as an Event of Default has not occurred or if an Event of Default has occurred, such Event of Default has been timely cured or waived by Lender in writing, Lender will, subject to the terms and conditions set forth below, cause letters of credit to be issued for the benefit of Borrowers ("LETTERS OF CREDIT"):

         (a) The aggregate face amount of all outstanding Letters of Credit shall not exceed $5,000,000;

         (b) All Letters of Credit will expire on or before the expiration of the Initial Term or any renewals of the Initial Term agreed to by Lender.

         (c) Borrowers have sufficient Borrowing Base availability to cover the Borrowing Base reserve instituted in connection with the Letter of Credit.

         (d) Borrowers have satisfactorily completed and delivered all documents required by the issuing bank(s).

         Borrowers shall pay Lender a Letter of Credit fee equal to two percent (2.0%) per annum of the face amount of all outstanding Letters of Credit (for such portion of the year the Letters of Credit are outstanding), plus all other fees and costs incurred by Lender from the issuing bank(s). All fees and costs due on account of Letters of Credit shall be payable on the first calendar day of each month, in arrears. Borrowers shall reimburse Lender for all amounts paid by or for the benefit of Lender by the issuing bank on account of Letters of Credit (the "REIMBURSEMENT OBLIGATIONS"). Borrowers' Reimbursement Obligations shall be part of the Obligations for all purposes and shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which Borrowers may have against the beneficiary of the Letter of Credit.

         In determining whether to pay under any Letter of Credit, the Letter of Credit issuer shall not have any obligation to Borrowers other than to use ordinary care in determining whether the documents required to be delivered under such Letter of Credit substantially comply on their face with the requirements of the Letter of Credit. Subject to the foregoing, any action taken or omitted to be taken by the Letter of Credit issuer in the absence of gross negligence or willful misconduct shall create no rights or liabilities in favor of Borrowers and against Lender or the Letter of Credit issuer.

         3.5 BORROWERS' APPOINTMENT OF AGENT. Each Borrower hereby appoints Parent as its agent for purposes of requesting Loans, signing Borrowing Base Certificates and providing Lender with any information requested by Lender in connection with this Agreement and to receive any notices from Lender hereunder. Each Borrower ratifies the acts of Parent pursuant to this section and agrees that Lender shall have the right to rely on certificates, requests, Borrowing Base Certificates and other documents and information provided by Parent in its capacity as agent for all Borrowers with the same legal effect as if the same were signed and/or delivered by the respective Borrower(s). The appointment of Parent as agent pursuant to this SECTION 3.5 is coupled with an interest and shall be irrevocable until all Obligations are fully and finally paid.

         3.6 TERMINATION PREMIUM. If this Agreement is terminated (including by application of section 9.6) at any time prior to the expiration of the Initial Term voluntarily by Parent or by Lender upon the occurrence of an Event of Default that is not timely cured, Borrowers shall be obligated to pay Lender a termination premium equal to the following (the "TERMINATION PREMIUM"):

                  (a) 2% of the Advance Limit if terminated before September 18, 2001.

                  (b) one-half percent (0.50%) of the Advance Limit if terminated after September 18, 2001, but other than on September 18, 2003.

The Termination Premium will also be due and payable in connection with termination of this Agreement or payment of the Obligations by any trustee or debtor-in-possession in any Insolvency Proceeding. The Termination Premium is presumed to be a reasonable estimate of the amount of damages sustained by Lender as a result of the early termination of this Agreement and Borrower agrees that such amount is reasonable under the circumstances currently existing.

         3.7 CROSS-DEFAULTS AND CROSS-COLLATERALIZATION. A default under any Loan or Note is a default under any all other Notes and Loans and under all Obligations. All Collateral secures all Obligations.

         3.8 INTEREST RATES; DEFAULT INTEREST RATES.

                  (a) GENERALLY.

                  The aggregate outstanding amount of all Obligations shall bear interest at the rates set forth in SECTION 1 above, with the Borrowers having the option (subject to the terms set forth below) to elect a LIBOR Base Rate for certain Loans. The aggregate outstanding amounts of the Obligations shall bear interest, from and after the occurrence of an Event of Default and without constituting a waiver of any such Event of Default, at the rate of three percent (3.0%) per annum above the otherwise applicable Base Rate(s). All interest payable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed, based on the aggregate amount of the Obligations that are outstanding on each day. Interest shall continue to accrue until all of the Obligations are paid in full.

                  (b) LIBOR RATE OPTION.

                           (i) Provided no Event of Default has occurred and is
continuing, Borrowers shall have the option to have up to one-half of the outstanding Obligations bear interest at the LIBOR Base Rate ("LIBOR RATE OPTION"), provided that LIBOR Based Loans shall be in One Million Dollar ($1,000,000) increments and in a minimum amount of One Million Dollars ($1,000,000.00). In no event, however, may Borrowers have more than three (3) LIBOR Based Loans outstanding at any one time.

                           (ii) Borrower shall elect the LIBOR Rate Option by
giving Lender written notice (in the form of Schedule 3.8) at least 3 Business Days prior to but no more than 5 Business Days prior to the last Business Day of each calendar month of Borrower's intention to have up to one-half of the then outstanding Loans treated as LIBOR Based Loans during the, succeeding calendar month. If Borrower fails to timely elect the LIBOR Rate Option, all Loans shall be Prime Based Loans and shall accrue interest at the Prime Base Rate during the succeeding calendar month, but Borrower shall continue to have the right to elect the LIBOR Rate Option at the end of such succeeding month by timely giving written notice as provide above.

                           (iii) The LIBOR Rate may be automatically adjusted by
Lender on a prospective monthly basis to take into account the additional or increased cost of maintaining any necessary reserves for Eurodollar deposits or increased costs due to changes in applicable law or regulation or the interpretation thereof occurring subsequent to the commencement of the then applicable LIBOR Interest Period, including but not limited to changes in tax laws (except changes of general applicability in corporate income tax laws as they affect financial institutions) and changes in any applicable law or regulation that increases the cost to Lender of funding the LIBOR Based Loan. Lender shall promptly give Borrowers notice of such a determination and adjustment, which determination shall be conclusive as to the correctness of the fact and the amount of such adjustment, absent manifest error. The Borrowers may, by written notice to Lender, (A) request Lender to furnish to Borrowers a statement setting forth the basis for adjusting such LIBOR Based Rate and the method for determining the amount of such adjustment; and/or (B) prepay the LIBOR Based Loan with respect to which such adjustment is made, subject to the requirements of SECTION 3.8(e) below.

                           (iv) In the event that Borrowers shall have requested
the LIBOR Rate Option in accordance with this Agreement and Lender shall have reasonably determined that Eurodollar deposits equal to the amount of the principal of the requested LIBOR Based Loan and for the LIBOR Interest Period specified are unavailable, impractical, or unlawful, or that the rate based on the LIBOR Rate will not adequately and fairly reflect the cost of funds, of making or maintaining the principal amount of the requested LIBOR Based Loan specified by the Borrower, or that by reason of circumstances affecting Eurodollar markets, adequate and reasonable means do not exist for ascertaining the rate based on the applicable LIBOR Rate, Lender shall promptly give notice of such determination to Borrowers that the rate based on the LIBOR Rate is not available. A determination by Lender hereunder shall be prima facie evidence of the correctness of the fact and amount of such additional costs or unavailability. Upon such a determination, (A) the right of Borrowers to select, convert to, or maintain a LIBOR Based Loan at the rate based on the LIBOR Rate shall be suspended until Lender shall have notified the Borrower that such conditions shall have ceased to exist, and (B) the Loans subject to the requested LIBOR Rate Option shall accrue interest as Prime Based Loans.

                  (b) LIMITATION ON LIBOR BASED LOANS. Upon the occurrence and continuance of an Event of Default, Lender, in its sole discretion, may eliminate the LIBOR Rate Option and the availability of LIBOR Based Loans.

                  (c) CONVERSION. Following the occurrence of an Event of Default which is not timely cured, at the option of Lender, all LIBOR Based Loans shall convert to a Prime Based Loan, which conversion is independent of Lender's other rights under this Agreement.

                  (d) PREPAYMENT LIBOR BASED LOANS: In addition to Borrowers' obligations under SECTION 3.6, if applicable, no portion of any LIBOR Based Loan may be prepaid at any time unless Borrowers first satisfy in full their obligations under SECTION 3.8(e) arising from such prepayment.

                  (e) INDEMNITY/LOSS OF MARGIN.

                           (i) Borrowers shall indemnify, defend and hold
harmless Lender against any and all loss, liability, cost or expense which Lender may sustain or incur as a consequence of (i) any failure of Borrower to obtain, convert or extend any LIBOR Based Loan after notice thereof has been given to Lender; (ii) any payment, prepayment, termination or conversion of a LIBOR Based Loan made for any reason on a date other than the last day of the applicable LIBOR Interest Period; or (iii) any failure of Borrowers to be entitled to a Loan hereunder which is subject to the LIBOR Rate Option. Borrowers shall pay the full amount thereof to Lender on demand.

                           (ii) In the event that any present or future law,
rule, regulation, treaty or official directive or the interpretation or application thereof by any central bank, monetary authority or governmental authority, or the compliance with any guideline or request of any central bank, monetary authority or governmental authority (whether or not having the force of law) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit, or other similar requirement with respect to deposits in or for the account of, or loans or advances or commitment to make loans or advances by, or letters of credit issued or commitment to issue letters of credit by Lender and the result of any of the foregoing is to increase the costs of Lender, reduce the income receivable by or return on equity of Lender or impose any expense upon Lender with respect to any advances or extensions of credit or commitments to make advances or extensions of credit under this Agreement upon notice from Lender, Borrowers agree to pay such Lender the amount of such increase in cost, reduction in income, reduced return on equity or capital, or additional expense after presentation by Lender of a statement concerning such increase in cost, reduction in income, reduced return on equity or capital, or additional expense. Such statement shall set forth a brief explanation of the amount and Lender's calculation of the amount (in determining such amount Lender may use any reasonable averaging and attribution methods), which statement shall be conclusively deemed correct absent manifest error.

                  (f) INCENTIVE PRICING. Provided no Event of Default has occurred and is continuing, upon Lender's receipt of fiscal 2000 or 2001 audited financial statements for Borrowers, the Base Rates shall change to the following if the annual consolidated net income of Parent and its subsidiaries (determined according to generally accepted accounting principles consistently applied) (i) for fiscal year 2000 is at least $2.5 million or (ii) for fiscal years 2000 AND 2001 is at least $2.5 million in the aggregate:

                  Applicable Base Rate               Interest Rate to apply
                  --------------------               ----------------------

                  Prime Base Rate                    Prime

                  LIBOR Base Rate                    LIBOR Rate plus 200
                                                     basis points (2.0%)

         3.9 PAYMENTS. All payments, including any prepayments, by Borrowers on account of principal, interest, fees, or other Obligations must be made without setoff or counterclaim to Lender at the address specified on the first page of this Agreement in lawful money of the United States of America and in immediately available funds. If any payment under this Agreement or any Note becomes due on a day other than a day which is a Business Day, its maturity will be extended to the next succeeding Business Day, and with respect to payments of principal and interest thereon, will be payable at the then-applicable rate during such extension.

         3.10 CREDITING PAYMENTS. For the purpose of calculating Borrowing Base availability for Revolving Loans, the receipt by Lender of any wire transfer or electronic funds transfer of funds, check or other item of payment shall be applied immediately to provisionally reduce the Obligations, but such receipt shall not be considered a payment on account unless such wire transfer or electronic funds transfer is of immediately available federal funds and is made to the appropriate deposit account of Lender or unless and until such check or other item of payment is honored when presented for payment. For the purpose of calculating interest, the receipt by Lender of any check or other item of payment shall be deemed to have occurred two (2) Business Days after the date Lender actually receives such item of payment and as to any wire transfer or electronic funds transfer, one (1) Business Day after the date Lender actually receives such item of payment. In the event any check or other item of payment is not honored when presented for payment, Borrowers shall be deemed not to have made such payment. Notwithstanding anything to the contrary contained herein, any wire transfer, electronic funds transfer, check or other item of payment received by Lender after 1:00 p.m. Southfield time shall be deemed to have been received by Lender as of the opening of business on the immediately following Business Day.

         3.11 PAYMENT MECHANICS. As an administrative convenience to Borrowers to ensure the timely payment of amounts owing by Borrowers to Lender under this Agreement, Borrower hereby requests Lender to advance for the account of Borrowers an amount each month sufficient to pay interest accrued on the principal amount of the Obligations during the immediately preceding month and all monthly principal installments or other payments due under the Notes or other Loan Document and amounts from time to time sufficient to pay all fees and Expenses owing by Borrowers under this Agreement; PROVIDED, HOWEVER, Lender will provide Parent with a summary of Expenses at least 7 days prior to making a Revolving Loan to pay any Expenses. Borrowers authorize Lender, in Lender's sole discretion, to make a Revolving Loan for Borrowers' account of a sum sufficient each month to pay, on the due date thereof, all interest accrued on the principal amount of the Obligations during the immediately preceding month and all monthly principal installments or other payments due under the Notes or other Loan Documents and sums from time to time sufficient to pay, on the due date thereof, all fees and Expenses owing by Borrowers under this Agreement, and Lender may apply the proceeds of each such Revolving Loan to the payment of such interest, installments, fees and Expenses. Each such Revolving Loan shall thereafter accrue interest at the rate then applicable under this Agreement. Lender, however, shall not be obligated to make any such Revolving Loan and Borrowers acknowledge that Lender will be particularly disinclined to do so if an Event of Default or an Overadvance exists at the time of, or would result from the making of, such Revolving Loan.

         3.12 ALLOCATION OF EXPENSES. Because of the interrelationship of the Borrowers and the benefits to each Borrower of being a party to a consolidated financing arrangement with Lender, Borrowers agree that Lender may charge all Expenses (including the loan origination fee) to the Revolving Loans or to Parent and any re-allocation between the Borrowers shall have no effect on Lender's rights under this Agreement.

                           4. CONDITIONS OF BORROWING
                              -----------------------

         Notwithstanding any other terms of this Agreement, Lender is not required to make any Loan to the Borrowers under this Agreement unless all of the following conditions are met at or prior to the time such Loan is made:

         4.1 REPRESENTATIONS TRUE. Borrowers' representations and warranties in this Agreement (and in all agreements referred to or executed in connection with this Agreement) are true in all material respects as of the date of each Loan or advance under this Agreement with the same effect as though such representations and warranties had been made by the Borrowers at such time, unless any of the same relate expressly to an earlier date.

         4.2 NO DEFAULT. No Event of Default under this Agreement exists, nor does any event exist which, upon the lapse of time, service of notice, or both, would constitute an Event of Default under this Agreement, and no suit or proceeding at law or in equity or of any governmental body has been instituted or, to the knowledge of the Borrowers, threatened which, in either case, would materially and adversely affect Borrowers' financial condition or business operations.

         4.3 LEGAL OPINIONS. Simultaneously with the execution of this Agreement, Lender must have received legal opinions from Borrowers' Ohio and Puerto Rico and Lender's Dominican Republic counsel as to: (a) the due authorization, execution and delivery by Borrowers of this Agreement and all documents and agreements referred to or executed in connection with this Agreement; (b) the due authorization, validity and binding effect of the Loans contemplated by this Agreement to be executed and delivered by the Borrowers evidencing such Loans; (c) Borrowers' due organization, existence and qualification as a foreign company in each jurisdiction where such qualification is required, whether by virtue of Borrowers' performance of services or ownership or leasing of property located in the jurisdiction or otherwise; and
(d) such other matters as Lender may require relating to the validity and enforceability of this Agreement, the security interests and liens created for Lender's benefit under the terms of the documents described or referenced in this Agreement. The Borrowers must also execute and deliver to Lender or its counsel all documents Lender may request concerning Borrowers' status and authorization to enter into the transactions contemplated by this Agreement.

         4.4 INITIAL MINIMUM AVAILABILITY. At the time of the initial Loans under this Agreement, Borrowers have positive Borrowing Base availability after paying all closing and transaction costs, all obligations to Borrowers' existing secured working capital lender and bringing all accounts payable to within 90 days of invoice date and all taxes current.

         4.5 ADVERSE DEVELOPMENTS. Since the date of the financial statements most recently furnished to Lender, there has been no change in the business, prospects, operations or condition, financial or otherwise, of the Borrowers or any of the properties or assets of the Borrowers which would have a Material Adverse Effect on the Borrowers.

                         5. SECURITY FOR THE OBLIGATIONS
                            ----------------------------

         5.1 GRANT OF SECURITY. Borrowers hereby grant Lender a continuing security interest in all presently existing and hereafter acquired or arising Collateral to secure prompt repayment of all Obligations and to secure the prompt performance by Borrower of each of its covenants and duties in this Agreement and any other agreements with Lender. Simultaneous with execution of this Agreement, Parent will execute and deliver documents sufficient to give Lender the equivalent of a first priority security interest in all of its Inventory located in the Dominican Republic. Lender's security interest in the Collateral shall attach to all Collateral without further act on the part of Lender or Borrowers. Borrowers have no authority, express or implied, to dispose of, sell or transfer any of the Collateral other than (a) sales of finished goods Inventory to buyers in the ordinary course of business, (b) sales of Equipment which is obsolete or no longer useful in the ordinary course of Borrowers' business and has a fair market value of less than $100,000 in the aggregate per fiscal year, or (c) assignments and licenses of intellectual property in the ordinary course of business.

         5.2 NEGOTIABLE COLLATERAL. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Borrowers shall, upon the request of Lender, immediately endorse and assign such Negotiable Collateral to Lender and deliver physical possession of such Negotiable Collateral to Lender.

         5.3 ADDITIONAL DOCUMENTATION. At the request of Lender, Borrowers shall execute and deliver to Lender, all financing statements, continuation financing statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Lender may reasonably request, in form satisfactory to Lender, to perfect and continue perfected Lender's security interest in the Collateral and in order to fully consummate all of the transactions contemplated hereunder and under the other Loan Documents.

         5.4 POWER OF ATTORNEY. Borrowers hereby irrevocably designate, make, constitute and appoint Lender (and any of Lender's officers, employees or agents designated by Lender) as Borrowers' true and lawful attorney-in-fact for purposes set forth in this Agreement. Pursuant to this power of attorney, Lender, or Lender's agent, may, without notice to Borrowers and in either the name of a Borrower or in Lender's name, but at the cost and expense of Borrowers, at such time or times as Lender in its sole discretion may determine:
(a) upon the occurrence and during the continuance of an Event of Default, demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of Borrowers' rights and remedies with respect to the collection of the Accounts;
(b) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (c) upon the occurrence and during the continuance of an Event of Default, prepare, file and sign any Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (d) sign any Borrower's name on any of documents described in
SECTION 5.3 or on any other similar documents to be executed, recorded or filed in order to perfect or continue perfected Lender's security interest in the Collateral; (e) upon the occurrence and during the continuance of an Event of Default, sign any Borrower's name on any invoices, bills of lading, freight bills, chattel paper, documents, instruments or similar documents or agreements relating to the Accounts, Inventory or other Collateral, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts and notices to Account Debtors; (f) send requests for verification of Accounts; (g) endorse any Borrower's name on any checks, notes, acceptances, money orders, drafts or other items of payment or proceeds relating to any Collateral that may come into Lender's possession and deposit the same to the account of Lender for application to the Obligations; (h) upon the occurrence and during the continuance of an Event of Default, do all other acts and things necessary, in Lender's determination, to fulfill Borrowers' obligations under this Agreement or any of the other Loan Documents; (i) upon the occurrence and during the continuance of an Event of Default, notify the post office authorities to change the address for delivery of any Borrower's mail to an address designated by Lender, to receive and open all mail addressed to any Borrower, and to retain all mail relating to the Collateral and forward all other mail to any Borrower;
(j) upon the occurrence and during the continuance of an Event of Default, use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, Equipment and any other Collateral and to which any Borrower has access; (k) upon the occurrence and during the continuance of an Event of Default, make, settle and adjust all claims under any Borrower's policies of insurance relating to the Collateral, make all determinations and decisions with respect to such policies of insurance and endorse the name of any Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance; (l) upon the occurrence and during the continuance of an Event of Default, sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable; and
(m) upon the occurrence and during the continuance of an Event of Default, settle, adjust or compromise disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms that Lender determines to be reasonable, and, in furtherance thereof, execute and deliver any documents and releases that Lender determines to be necessary. The appointment of Lender as Borrowers' attorney-in-fact and each and every one of Lender's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and this Agreement has been terminated.

         5.5 RIGHT TO INSPECT. Lender, through any of its officers, employees or agents, shall have the right at any time or times during any Borrower's usual business hours, or during the usual business hours of any third party having control over any of any Borrower's Business Records, to inspect the Business Records in order to verify the amount or condition of, or any other matter relating to, the Collateral or any Borrower's financial condition. Lender also shall have the right at any time or times during any Borrower's usual business hours to inspect and examine the Inventory and the Equipment and to check and test the same as to quality, quantity, value and condition. If an Event of Default has occurred or if Lender reasonably believes that an Event of Default has occurred, Lender may conduct any of the inspections referenced in this
SECTION 5.5 at any time without regard to any Borrower's or any third party's usual business hours.

                        6. REPRESENTATIONS AND WARRANTIES
                           ------------------------------

         In order to induce Lender to make Loans as provided in this Agreement each Borrower represents and warrants as to itself to Lender as follows:

         6.1 ORGANIZATION. The Borrower is a corporation duly organized and existing under the laws of the state or country set forth immediately below its name on the last pages of this Agreement, and the execution, delivery and performance of the Loan Documents, including this Agreement and the issuance of the Notes as provided in this Agreement are within Borrower's powers, have been duly authorized, are not in contravention of law or the terms of the Borrower's Articles of Formation, Bylaws or Code of Regulations and do not require the consent or approval of any governmental body, agency or authority. The Borrower is duly licensed or qualified to do business in all jurisdictions in which the Borrower has substantial property or business operations.

         6.2 FINANCIAL STATEMENTS. Parent's and its subsidiaries' consolidated balance sheets and the statements of profit and loss and surplus furnished to Lender from time to time will be in all material respects correct and complete and will fairly present Borrower's financial condition as of the relevant dates and the results of its operations for the applicable time periods.

         6.3 LIENS. Except for Permitted Liens, the Borrower has good and marketable title to all its assets, including all Collateral, free and clear of all liens and encumbrances.

         6.4 ABSENCE OF CONFLICTING OBLIGATIONS. The making and execution of the Loan Documents and compliance with its terms and the issuance of the Notes will not result in a breach of any of the terms and conditions of or result in the imposition of any lien, charge, or encumbrance upon any property of the Borrower pursuant to, or constituting a default under, any indenture or other agreement or instrument to which the Borrower is a party or by which it is bound.

         6.5 TAXES. Other than as disclosed in writing to Lender, Borrower has no outstanding unpaid tax liabilities (except for taxes which are currently accruing from its current operations and ownership of property, and which are not delinquent or taxes which are being contested in good faith and with respect to which reserves reasonably satisfactory to Lender have been established), and no tax deficiencies have been proposed or assessed against Borrower. There have been no audits of Borrower's federal income tax returns, which have resulted in or are likely to result in the assessment of any material tax liability against Borrower and all taxes shown by any returns have been paid.

         6.6 ABSENCE OF MATERIAL LITIGATION. Borrower is not a party to any litigation or administrative proceeding, nor so far as is known by the Borrower is any litigation or administrative proceeding threatened against it, which in either case would, if adversely determined, cause a Material Adverse Effect.

         6.7 ABSENCE OF ENVIRONMENTAL PROBLEMS. Except as disclosed in writing to Lender and except where non-compliance would not have a Material Adverse Effect, the Borrower is in full and complete compliance with all Environmental Laws involving Borrower's past or present operations, facilities and property. Further, except where non-compliance would not have a Material Adverse Effect, Borrower has not been cited for violating any applicable Environmental Laws and Borrower has all necessary environmental permits and licenses to operate its business.

         6.8 LEGAL NAME. Borrower's full legal name is exactly as set forth on the signature page of this Agreement and Borrower has not changed its name since the date of its organization, nor has it used any assumed name, tradename, or tradestyle.

         6.9 FINANCING STATEMENTS. Except for financing statements covering Permitted Liens, Lender's liens and liens of Borrowers' existing lender which will be paid off as part of the initial financing hereunder, no financing statements covering any Collateral, proceeds of Collateral, or any other of Borrower's property are on file in any public office.

         6.10 ERISA. No Reportable Event has occurred with respect to any Plan.

         6.11 BROKER'S FEES. Borrower has made no commitment, and has taken no action, that could result in a claim for any brokers', finders', or similar fees or commitments in respect to the transactions described in this Agreement. Borrower agrees to pay all finders' fees or similar fees payable to any persons or entities in connection with this Agreement and to defend and hold Lender harmless against any and all such fees.

         6.12 PRINCIPAL EXECUTIVE OFFICE, BUSINESS LOCATION.

                  (a) Borrower's principal place of business, all physical Collateral, records concerning the Collateral and all other Business Records are located at or about the addresses set forth on SCHEDULE 6.12; and

                  (b) Borrower will provide Lender with 30 days prior written notice of any change with respect to any of the foregoing.

         6.13 FULL DISCLOSURE. This Agreement and all of the Exhibits, Schedules and other written material delivered by the Borrower to Lender in connection with the transactions contemplated by this Agreement do not contain any statement that is false or misleading in any material respect with respect to any material fact and do not omit to state a material fact necessary in order to make the statements therein not false or misleading. There is no additional fact that Borrower is aware of that has not been disclosed in writing to Lender that will or may have a Material Adverse Effect.

         6.14 FLOOD HAZARD. No location at which the Borrower does business falls within the boundaries of a special flood hazard area so designated by the United States Federal Emergency Management Administration, or if so, Borrower has purchased appropriate flood insurance with respect thereto.

         6.15 INTELLECTUAL PROPERTY, The Borrower owns or possesses adequate licenses or other rights to use all patents, processes, trademarks, trade names, and copyrights necessary to conduct its business as now conducted or presently intended to be conducted and the Borrower has no reason to believe that any such rights conflict or will conflict with the rights of others except for where such failure will not have a Material Adverse Effect. As of the date hereof, all of Borrower's patents, trademarks and copyrights are described in the

Collateral Assignment of Intellectual Property and Security Agreement executed by Borrower in favor of Lender in connection with this Agreement.

         6.16 COMPLIANCE WITH LAW. Borrower is in compliance with all laws and regulations applicable to it, its business and properties, except where non-compliance would not have a Material Adverse Effect. Borrower has all licenses, permits, orders and approvals that are required under any governmental law or regulation in connection with the Borrower's business and properties ("PERMITS"), except where non-compliance would not have a Material Adverse Effect. No notice of any violation has been received with respect of any Permits and no proceeding is pending or, to the best of the Borrower's knowledge, threatened to terminate, revoke or limit any Permits.

         6.17 ACCOUNTS. All of Borrower's Accounts constitute bona fide existing obligations created by the sale and delivery of Inventory or the rendition of services to Account Debtors in the ordinary course of Borrower's business, and, in the case of Accounts created by the sale and delivery of Inventory, the Inventory giving rise to such Accounts has been delivered to the Account Debtor. At the time of the creation of each Eligible Account or the assignment thereof to Lender, each such Eligible Account is unconditionally owed to Borrower without defense, dispute, offset, counterclaim or right of return or cancellation (other than normal, ordinary course of business adjustments) and Borrower has not received notice of actual or imminent bankruptcy, Insolvency Proceeding or material impairment of the financial condition of the Account Debtor regarding such Eligible Account.

         6.18 LABOR MATTERS. No strikes or other labor disputes against Borrower are pending or, to Borrower's knowledge, threatened. Hours worked by and payment made to employees of Borrower have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters, except where any such violation would not have a Material Adverse Effect. All payments due from Borrower on account of employee health and welfare insurance have been paid or accrued as a liability on the books of Borrower. Except as set forth in SCHEDULE 6.18, Borrower has no obligation under any collective bargaining agreement, management agreement, consulting agreement or any employment agreement. There is no organizing activity involving Borrower pending or, to Borrower's knowledge, threatened by any labor union or group of employees. Except as set forth in SCHEDULE 6.18, there are no representation proceedings pending or, to Borrower's knowledge, no group of employees of Borrower has made a pending demand for recognition. Except as set forth in SCHEDULE 6.18, there are no complaints or charges against Borrower pending or threatened to be filed with any federal, state, local or foreign court, governmental agency or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by Borrower of any individual.

         6.19 SUBSIDIARIES. Parent has no subsidiaries and is not engaged in any joint venture or partnership with any other person, or is an affiliate of any other person other than Life Style and Five Star Enterprises, Ltd., a Cayman Islands corporation. All of the issued and outstanding stock of Parent's subsidiaries is owned by Parent. Except for management incentive plans, director plans, employee benefit plans and other options outstanding as of the date hereof and summarized on SCHEDULE 6.19 (collectively, the "BENEFIT PLANS"), there are no outstanding rights to purchase options, warrants or similar rights or agreements pursuant to which Borrower may be required to issue or sell any stock or other equity security.

         6.20 DEPOSIT ACCOUNTS. SCHEDULE 6.20 lists all banks and other financial institutions at which Borrower maintains deposits and/or other accounts, including any disbursement accounts, and SCHEDULE 6.20 correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.

         6.21 CUSTOMER RELATIONS. There exists no actual or threatened termination or cancellation of, or any material adverse modification or change in: (a) the business relationship of Borrower with any customer or group of customers whose purchases during the preceding twelve (12) months caused them to be ranked among the ten largest customers of Borrower; or (b) the business relationship of Borrower with any supplier material to the operations of Borrower. The ratings ("CUSTOMER RATINGS") assigned to Borrower by its customers and any other applicable customer have not been withdrawn, rescinded or downgraded in the past twelve (12) months, nor has Borrower received any notice of any adverse action taken or proposed to be taken by any customer in respect of any Customer Ratings.

         6.22 CUSTOMER SUPPLY PROGRAMS. Borrower does not participate in any resale, "off-load" or other programs under which any of Borrower's customers (or any affiliates of any customer) sell or supply raw materials, component parts or other inventory to Borrower, including without limitation, on a consignment or other basis.

         6.23 INTEGRATED OPERATIONS. Borrower and the other Borrowers are a part of an integrated group which share business operations, functions and services, including sales, marketing, finance, accounting, management, manufacturing, engineering, quality control and shipping. Likewise, the Borrowers historically have managed all cash as a consolidated group and presently handle all receipts and disbursements through Parent and it is not practicable for Borrowers to manage cash on an individual Borrower basis. As a result of the foregoing, Borrower will benefit in a direct and substantial way from Loans and advances made by Lender to the other Borrowers and, but for Lender making Loans to the other Borrowers and such other Borrowers being able to provide business services to Borrower, Borrower's business operations would be materially and negatively impacted.

         6.24 USE OF PROCEEDS. The Borrowers represent that the proceeds of the Revolving Loans shall be used by them to pay Borrowers' existing secured lender and for general working capital purposes which are legal and proper purposes and which are consistent with all applicable laws and statutes.

                              7. NEGATIVE COVENANTS
                                 ------------------

         While any of the Obligations remain unpaid, each Borrower must not agree to and must not (without Lender's prior written consent):

         7.1 RESTRICTION ON LIENS. Except for Permitted Liens or liens in connection with indebtedness permitted by SECTION 7.2 below, create or permit to be created or allow to exist any mortgage, pledge, encumbrance, or other lien upon or security interest in any property or assets now owned or acquired in the future by the Borrower.

         7.2 RESTRICTION ON INDEBTEDNESS. Create, incur, assume, or have outstanding any indebtedness for borrowed money except:

                  (a) The Obligations;

                  (b) Indebtedness incurred in the ordinary course of Borrower's business for necessary materials, supplies, etc., all of which must be due not more than 90 days from the date of invoice and none of which may be past due;

                  (c) Indebtedness for Permitted Liens; and

                  (d) Indebtedness for borrowed money incurred for purchase money financing or capital leases incurred by the Borrower or any subsidiary to finance the acquisition of fixed assets, and any indebtedness to refinance, extend, renew, refund or replace any of the same, not to exceed the aggregate outstanding principal amount of $250,000 at any time.

         7.3 MERGERS; CONSOLIDATIONS; DISPOSITION OF ASSETS. Merge with or into or consolidate with or into any other corporation or entity; or sell, lease, transfer or otherwise dispose of all or any part of its property, assets or business (other than by sales of Inventory made in the ordinary course of business).

         7.4 SALE AND LEASEBACK. Enter into an agreement under which Borrower leases or purchases any property that Borrower has sold or is to sell.

         7.5 DIVIDENDS, DISTRIBUTIONS AND REDEMPTIONS. Except for Tax Distributions and dividends payable in shares of its stock, pay or declare any dividend, or make any other distribution on account of any shares of any class of its stock, or redeem, purchase, or otherwise acquire directly or indirectly, any shares of any class of its capital stock.

         7.6 INVESTMENTS. Make any loans or advances to, or investments in, other persons, corporations or entities, except:

                  (a) The Parent in its subsidiaries;

                  (b) investments in (i) bank certificates of deposit and savings Accounts; (ii) obligations of the United States; and (iii) prime commercial paper maturing within 90 days of the date of acquisition by the Borrower.

                  (c) subject to subpart (d) below, loans and advances made to employees and agents in the ordinary course of business, such as travel and entertainment advances and similar items, not to exceed in the aggregate $10,000.00 in any fiscal year of the Borrowers.

                  (d) loans and advances made to independent, commissioned sales representatives in the ordinary course of business, not to exceed in the aggregate

         $750,000 for both Borrowers at any time outstanding other than at Borrowers' fiscal year end, when such loans and advances shall not exceed $250,000.

                  (e) investments in cash and cash equivalents including without limitation mutual funds investing in cash and cash equivalents;

                  (f) investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of and other disputes with customers and suppliers arising in the ordinary course of business; and

                  (g) investments not to exceed $250,000 at any one time outstanding in the aggregate in certificates of deposit and bank deposits with maturities of up to five years in Puerto Rican financial institutions necessary to maintain the Parent's or any subsidiary's preferred tax treatment in Puerto Rico

         7.7 CONTINGENT LIABILITIES. Guarantee or become a surety or otherwise contingently liable for any obligations for borrowed money of others, except pursuant to the deposit and collection of checks and similar items in the ordinary course of business, and except for the guaranties arising under SECTION 11 below.

         7.8 SALARIES AND OTHER COMPENSATION. Pay salaries, bonuses, profit sharing payments, consulting or management fees, or any other compensation of any kind to Borrower's, shareholders, officers, key employees or directors, whether as officers, directors, employees or otherwise, in excess of those called for by the Benefit Plans outstanding on the date of this Agreement, with such amounts not to be increased by more than 10% in each successive fiscal year.

         7.9 STOCK. Pledge, hypothecate or otherwise encumber or sell or otherwise transfer any shares of any class of its capital stock or make any change in Borrower's capital structure, except as required by the Benefit Plans outstanding on the date of this Agreement.

         7.10 NATURE OF BUSINESS. Make any substantial change in the nature of its business from that engaged in on the date of this Agreement or engage in any other businesses other than those engaged in on the date of this Agreement and any business or activities which are substantially similar, related or incidental thereto.

         7.11 INSIDER TRANSACTIONS. Enter into, or permit or suffer to exist, any transaction or arrangement with any shareholder, member, employee, director, officer, affiliate, or member of management, except on terms that are reasonably comparable to what Borrower could obtain in arm's-length transactions, with persons who have no relationship with Borrower.

         7.12 CAPITAL ASSET EXPENDITURES. Make or incur obligations for Capital Expenditures exceeding in the aggregate $3,250,000 in fiscal year 2000 and $2,500,000 in any fiscal year thereafter.

         7.13 OBLIGATIONS AS LESSEE. Enter into any arrangements as lessee of real or personal property, except for (i) those existing as of the date hereof,
(ii) those entered into in the ordinary course of business not to exceed an aggregate of $250,000 in rental payments each fiscal year, and (iii) those which are hereafter disclosed to and approved by Lender.

                            8. AFFIRMATIVE COVENANTS
                               ---------------------

         While any of the Obligations remain unpaid, each Borrower must at all times:

         8.1 INSURANCE. Maintain adequate fire and extended coverage and liability insurance covering all of its present and future real and personal property, including the Collateral, with Lender's loss payable and noncontributory mortgagee clauses in Lender's favor, protecting Lender's interest, as such interest may appear, together with such policies of business interruption insurance and products liability insurance as Lender may reasonably request and insurance in accordance with all applicable workers' compensation laws. Such insurance must be in such form, with such companies, and in such amounts as is acceptable to Lender, insuring against liability for damage to persons or property, and must provide for thirty (30) days prior written notice to Lender of cancellation or material alteration. Upon Lender's request, Borrower must provide Lender with evidence of insurance for all such coverages and copies of the policies, simultaneously with the execution of this Agreement, showing that Lender's interest has properly been endorsed on the applicable policy. Lender may, in its sole but good faith discretion, on 30 days written notice to the Borrower, require the Borrower to obtain additional or different insurance coverages as Lender may reasonably request.

         8.2 EXISTENCE; PAYMENT OF TAXES AND OTHER LIABILITIES. Maintain its corporate existence and pay all taxes, assessments and other governmental charges against it or its property, and all of its other liabilities, before the same become delinquent and before penalties accrue on these debts and obligations except to the extent and so long as the same are being contested in good faith by appropriate proceedings in such manner as not to cause any material adverse effect upon its financial condition, with adequate reserves provided for such payments, and, upon demand by Lender, posting with Lender of adequate security to protect Lender.

         8.3 ACCOUNTING RECORDS; REPORTS. Maintain a standard and modern system for accounting in accordance with generally accepted accounting principles consistently applied throughout all accounting periods, and furnish to Lender:

                  (a) Within 15 calendar days after the end of each month, as of the last day of the preceding month, aging and summary reports of Accounts and accounts payable in such form and detail as Lender may request.

                  (b) On the second Business Day of each week, borrowing base certificates (each, a "BORROWING BASE CERTIFICATE") as of the close of business of the preceding week in a form acceptable to Lender.

                  (c) Account receivable and collection reports with each Borrowing Base Certificate.

                  (d) Within 15 calendar days of each month end, a listing of all inventories of Borrower, including raw material, work-in-process, finished goods and Retail Inventory in such form and detail as Lender may reasonably request.

                  (e) Within 10 Business Days of Lender's request, a physical inventory report listing all of Borrower's Inventory, wherever located.

                  (f) Within 30 calendar days after the end of each month, an internally prepared balance sheet of the Borrower as of the close of each such month and of the comparable month in the preceding fiscal year, and statements of income and surplus of the Borrower for each month and for that part of the fiscal year ending with each such month and for the corresponding period of the preceding fiscal year, all in reasonable detail and certified as true and correct (subject to audit and normal year-end adjustments) by the chief financial officer of the Borrower.

                  (g) Within 90 calendar days after the close of each fiscal year of Borrower, a copy of Borrower's detailed long-form audit report for such year and accompanying financial statements, as prepared by independent certified public accountants of recognized standing selected by the Borrower and reasonably acceptable to Lender, together with all management letters, which report shall be accompanied by an unqualified opinion of such accountants, in form satisfactory to Lender, to the effect that the financial statements fairly present the financial condition of the Borrower and the results of its operations as of the relevant dates, and each such financial statement shall be accompanied by a certification by Borrower's chief financial officer that there exists no Event of Default or other action, condition or event which, with the giving of notice or lapse of time or both, would constitute an Event of Default under this Agreement, or if such condition does exist, stating the nature thereof and the action, if any, Borrower is taking to correct such condition.

                  (h) Within 90 calendar days after the end of each fiscal year of Borrower, a schedule showing all insurance policies which the Borrower had in force as of the end of such fiscal year, signed by an officer of the Borrower.

                  (i) (1) As soon as possible and in any event within 30 calendar days after Borrower knows that any Reportable Event with respect to any Plan has occurred, a statement of the chief financial officer of the Borrower setting forth details as to such Reportable Event and the action which the Borrower proposes to take with respect to the Reportable Event, together with a copy of the notice of such Reportable Event given to the Pension Benefit Guaranty Corporation, (2) promptly after the filing with the United States Secretary of Labor or the Pension Benefit Guaranty Corporation, copies of each annual report with respect to each Plan administered by the Borrower, and (iii) promptly after receipt, a copy of any notices the Borrower may receive from the Pension Benefit Guaranty Corporation or the Internal Revenue Service with respect to any Plan administered by the Borrower; provided, however, this subpart (iii) shall not apply to notices of general application promulgated by the Pension Benefit Guaranty Corporation or the Internal Revenue Service.

                  (j) Within 15 calendar days before the end of each fiscal year, pro forma cash flow, profit and loss and balance sheet forecasts for the succeeding 12 month period.

                  (k) Within 30 calendar days after the end of each calendar month, a letter of "covenant compliance" regarding Borrower's obligations under this Agreement, delivered to Lender and prepared, in form and substance acceptable to Lender, signed by an officer of Borrower.

                  (l) Within 90 calendar days after the end of each fiscal year, at Lender's request, a listing of the names and addresses of all customers who purchased goods or services from each Borrower during the fiscal year.

                  (m) promptly after the same are sent, copies of all quarterly financial statements, reports and notices which any Borrower sends to its stockholders as stockholders and promptly after the same are filed, copies of all financial statements and reports (including, without limitation, reports on Forms 10-K, 10-Q and 8-K) which any Borrower may make to, or file with, and copies of all material notices any Borrower receives from, the Securities and Exchange Commission or any public body succeeding to any or all of the functions of the Securities and Exchange Commission.

                  (n) All other reports, documents and information that Lender may reasonably request.

         8.4 INSPECTIONS. Permit Lender's representatives to visit and inspect any of Borrower's properties and premises and examine, copy (by electronic or other means) and abstract any Business Records and Collateral records at any reasonable time, during business hours, and as often as may be reasonably desired.

         8.5 LITIGATION. Promptly furnish Lender, in writing, the details of all material litigation, legal or administrative proceedings, or other actions of any nature adversely affecting the Borrower, including, without limitation, any notices of violation, citation, commencement of administrative proceeding or similar notice under any applicable Environmental Laws, commenced after the date hereof, in which more than $100,000 is at issue and, upon the request of Lender, submit to Lender Borrowers' management's opinion as to the merits and status of such proceedings.

         8.6 AUDITS AND EXAMINATIONS. Permit Lender's representatives to conduct on-site audits and examinations (an "EXAMINATION") of Borrowers' business operations and Business Records as often as Lender desires. Borrowers will pay $750.00 per day per auditor plus out-of-pocket expenses incurred by Lender for each Examination performed by or on behalf of Lender. Borrowers must reimburse Lender for all costs incurred in connection with all Examinations within ten
(10) Business Days after receipt of an invoice therefor.

         8.7 COMPLIANCE WITH LAWS. Comply in all material respects with all applicable laws and regulations, in effect from time to time, including without limitation all applicable environmental laws and regulations, except where the failure to do so will not have a Material Adverse Effect.

         8.8 MAINTENANCE OF PROPERTIES. Maintain and preserve all of its properties that are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder, except where the failure to do so will not have a Material Adverse Effect.

         8.9 FURTHER ASSURANCES. At Lender's request, promptly execute or cause to be executed and delivered to Lender any and all documents, instruments and agreements deemed reasonably necessary or appropriate to facilitate the collection of any of the Collateral, or otherwise to give effect to or carry out the terms, conditions or intent of this Agreement (or any agreements or documents referred to or incorporated herein).

         8.10 DOMINION OF FUNDS. All collections of any nature and kind, including payments and deposits received by Lender and proceeds subject to the liens and security interests of Lender, including, without limitation, proceeds realized from the Collateral, will be turned over to Lender in the form received or, if applicable, deposited into a lockbox or blocked account designated by Lender.

         8.11     FINANCIAL COVENANTS.

                  (a) achieve EBITDA of at least the following amounts as of the end of the indicated fiscal years:

                         2000     $9.9 million
                         2001     $13 million
                         2002     $15 million

                  (b) achieve Net Worth of at least the following amounts as of the end of each indicated fiscal year:

                         2000     $52 million
                         2001     $56.5 million
                         2002     $61 million

                  (c) achieve a Fixed Charge Coverage Ratio of at least 1.3:1 as of fiscal year 2000 year end and 1.4:1 as of the end of each subsequent fiscal year.


                                   9. DEFAULTS
                                      --------

         If any one or more of the following events (each an "EVENT OF DEFAULT" and collectively, "EVENTS OF DEFAULT") occurs, then Lender's obligation to make or accept any Note or any Loan under this Agreement will, at Lender's option, immediately terminate, and the unpaid principal balance of, and accrued interest on, all Obligations will be immediately due and payable, without further notice of any kind, notwithstanding anything contained to the contrary in this Agreement or in any other agreement, Note or document:

         9.1 DEFAULT IN PAYMENT OF OBLIGATIONS. Any Borrower fails to make a payment of any principal or interest when and as due on any Obligations, including the Expenses.

         9.2 DEFAULT UNDER ANY AGREEMENTS. A default in the performance or observance of any term, condition or covenant in this Agreement, or in any other agreement or instrument made or given by any Borrower to Lender required to be observed or performed by any Borrower, for money borrowed from or owing to any third party in excess of $250,000 which, with the exception of reporting requirements in SECTION 3.3 above, are not cured within 7 days of the same first becoming known to any executive officer of Parent.

         9.3 REPRESENTATIONS OR STATEMENTS FALSE. Any representation or warranty made by any Borrower in this Agreement or any certificate delivered in accordance with this Agreement, or any financial statement delivered to Lender proves to have been false in any material respect as of the time when made or given.

         9.4 DEFAULT ON OTHER DEBT. Any Borrower fails to pay all or any part of the principal of or interest on any indebtedness of or assumed by the Borrower for borrowed money in excess of the principal sum of $250,000 as and when due and payable, whether at maturity, by acceleration or otherwise, and such default is not cured within the period of grace, if any, specified in the documents(s) evidencing such indebtedness.

         9.5 JUDGMENTS. A judgment is entered against any Borrower which, together with other outstanding judgments entered against the Borrower, exceeds in the aggregate $250,000, and remains outstanding and unsatisfied, unbonded or unstayed for 21 days after the date of entry of such judgment.

         9.6 BANKRUPTCY; INSOLVENCY. Any Borrower or any guarantor of any of the Obligations (a) becomes insolvent; or (b) is unable, or admits in writing its or their inability to pay debts as they generally mature; or (c) makes a general assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its or their property; or (d) files on its behalf or consents to an Insolvency Proceeding; or (e) has an Insolvency Proceeding filed or instituted against it and the same is not discharged or dismissed within 30 days; or (f) applies to a court for the appointment of a receiver, trustee or custodian for any of its or their assets; or (i) has a receiver, trustee or custodian appointed for any of its or their assets (with or without their respective consent). PROVIDED, HOWEVER, this Agreement will be deemed terminated immediately upon the entry of an order for relief in any proceeding under title 11 of the United States Code without any action by Lender and in the event of an involuntary proceeding under such statute, Lender will be under no obligation to continue financing hereunder from and after the commencement thereof.

         9.7 REPORTABLE EVENT. If any Reportable Event occurs and continues for 30 days or any Plan is terminated within the meaning of Title IV of ERISA, or a trustee is appointed by the appropriate United States District Court to administer any Plan, or the Pension Benefit Guaranty Corporation institutes proceedings to terminate any Plan or to appoint a trustee to administer any Plan.

         9.8 MATERIAL LOSS OR ADVERSE CHANGE. Any Borrower suffers: (i) a casualty as to any material asset or assets used in the conduct of Borrower's business which is not, except for deductibles acceptable to Lender, fully covered by insurance conforming to the requirements of this Agreement; or (ii) an occurrence that constitutes a Material Adverse Effect.

         9.9 INTENTIONALLY OMITTED.

         9.10 INTENTIONALLY OMITTED

         9.11 DEFAULT UNDER OTHER DOCUMENTS. If any Borrower, any subordinated creditor, or any other party to any agreement or instrument with or in favor of Lender entered into or delivered in connection with the Loans or the Collateral defaults under any such agreement or instrument and such default is not cured within the grace period, if any, contained in such agreement or instrument.

         9.12 GOVERNMENT LIEN. A notice of lien, levy or assessment in an amount in excess of $250,000 is filed of record with respect to any of Borrower's assets by the United States government, or any department, agency or instrumentality thereof, or by any state, county, municipal or other government or governmental agency, or any tax or debt owing at any time hereafter to anyone becomes a lien, whether choate or otherwise, upon any of any Borrower's assets and the same is not paid on the payment date thereof.

         9.13 LEVY OR ATTACHMENT. Any Borrower's assets having a fair market value of $250,000 or more are attached, seized, subjected to a writ or distress warrant, or are levied upon, or comes into the possession of any judicial officer.


                           10. REMEDIES ON OCCURRENCE
                             OF AN EVENT OF DEFAULT
                          --------------------------

         10.1 RIGHTS AND REMEDIES. Upon the occurrence of an Event of Default (not cured within any applicable grace period), Lender has all rights and remedies provided by law, and all such rights and remedies granted under any guaranty agreement relating to the Obligations or any security agreement, or chattel mortgage relating to the Collateral, and under all other existing and future agreements between Lender and any Borrower. All such rights and remedies are cumulative. Upon the occurrence of an Event of Default, Lender may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrowers:

                  (a) Declare all Obligations, whether evidenced by this Agreement, a Note, any of the other Loan Documents or otherwise, immediately due and payable in full;

                  (b) Cease making Loans or advances under this Agreement, any of the other Loan Documents or any other agreement between any Borrower and Lender;

                  (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Lender, but without affecting Lender's rights, security interests and chattel mortgages in the Collateral and without affecting the Obligations;

                  (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Lender considers advisable and, in such cases, Lender will credit Borrower's loan account with only the net amounts received by Lender in payment of such disputed Accounts, after deducting all Expenses incurred or expended in connection therewith;

                  (e) Cause each Borrower to hold all returned Inventory in trust for Lender, segregate all returned Inventory from all other property of the Borrower or in the Borrower's possession and conspicuously label said returned Inventory as the property of Lender;

                  (f) Without notice to or demand upon any Borrower or any guarantor, make such payments and do such acts as Lender considers necessary or reasonable to protect its security interest in the Collateral. Borrowers agree to assemble the Collateral if Lender so requires and to deliver or make the Collateral available to Lender at a place designated by Lender. Borrowers authorize Lender to enter any premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest or compromise any encumbrance, charge or lien that in Lender's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to each Borrower's owned premises, such Borrower hereby grants Lender a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Lender's rights or remedies provided herein, at law, in equity, or otherwise;

                  (g) Without notice to Borrowers (such notice being expressly waived) and without constituting a retention of any Collateral in satisfaction of an obligation (within the meaning of Section 9-505 of the Uniform Commercial
Code), hold or set off and apply to the Obligations any and all (i) balances and deposits of Borrowers held by Lender (including any amounts received in a lockbox or blocked account), or (ii) indebtedness at any time owing to or for the credit or the account of Borrowers held by Lender;

                  (h) Hold, or set off and apply, as cash collateral, any and all balances and deposits of any Borrower held by Lender (including any amounts received in a lockbox or blocked account) to secure the Obligations;

                  (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale and sell the Collateral (in the manner provided for herein). Lender is hereby granted a license and right to use, without charge, any Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral. Each Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit;

                  (j) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including any Borrower's premises) as Lender determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;

                  (k) Lender shall give notice of the disposition of the Collateral as follows:

                           (1) Lender shall give the Borrowers and each holder
                  of a security interest in the Collateral who has filed with Lender a written request for notice, a notice in writing of the time and place of public sale or, if the sale is a private sale or some other disposition other than a public sale is to be made, then the time on or after which the private sale or other disposition is to be made;

                           (2) The notice will be personally delivered or
                  mailed, postage prepaid, to Borrowers as provided in SECTION 11.7, at least ten Business Days before the date fixed for the sale, or at least ten Business Days before the date on or after which the private sale or other disposition is to be made, unless the Collateral is perishable or threatens to decline speedily in value. Notice to persons other than Borrowers claiming an interest in the Collateral shall be sent to such addresses as they have furnished to Lender;

                  (l) Lender may credit bid and purchase at any public sale;

                  (m) Any deficiency that exists after disposition of the Collateral as provided above shall be paid immediately by Borrowers. Any excess will be remitted without interest by Lender to the party or parties legally entitled to such excess; and

                  (n) In addition to the foregoing, Lender shall have all rights and remedies provided by law and any rights and remedies contained in any other Loan Documents. All such rights and remedies shall be cumulative.

         10.2 NO WAIVER. No delay on the part of Lender in exercising any right, power or privilege under this Agreement or any Loan Document shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege under this Agreement or otherwise, preclude other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege.


                               11. CROSS-GUARANTY
                                   --------------

         11.1 CROSS-GUARANTY. Each Borrower hereby acknowledges and agrees that such Borrower is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Lender and its successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Lender by the other Borrowers. Each Borrower agrees that its guaranty obligation hereunder is a guaranty of payment and performance and not of collection, and that its obligations under this SECTION 11 shall be absolute and unconditional, irrespective of, and unaffected by,

                  (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Borrower is or may become a party;

                  (b) the absence of any action to enforce this Agreement (including this SECTION 11) or any other Loan Document or the waiver or consent by Lender with respect to any of the provisions thereof;

                  (c) the existence, value or condition of, or failure to perfect its lien or security interest against, any security for the Obligations or any action, or the absence of any action, by Lender in respect thereof (including, without limitation, the release of any such security); or

                  (d) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor,

it being agreed by each Borrower that its obligations under this SECTION 11 shall not be discharged until the payment and performance, in full, of the Obligations has occurred. Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder. Each Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Lender to proceed in respect of the Obligations guaranteed hereunder against any other Borrower or any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Borrower. Each Borrower agrees that any notice or directive given at any time to Lender which is inconsistent with the waiver in the immediately preceding sentence shall be null and void and may be ignored by Lender, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Agreement (including this SECTION
11) for the reason that such pleading or introduction would be at variance with the written terms of this Agreement (including this SECTION 11), unless Lender has specifically agreed otherwise in writing. It is agreed among each Borrower and Lender that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this SECTION 11 and such waivers, Lender would decline to enter into this Agreement.

         11.2 DEMAND BY LENDER. In addition to the terms of the guaranty set forth in SECTION 11.1 hereof, and in no manner imposing any limitation on such terms, it is expressly understood and agreed that, if the then outstanding principal amount of the Obligations under this Agreement (together with all accrued interest thereon) is declared to be immediately due and payable, then each Borrower shall, without demand, pay to the holders of the Obligations the entire outstanding Obligations due and owing to such holders. Payment by any Borrower shall be made to Lender, to be credited and applied to the Obligations, in immediately available Federal funds to an account designated by Lender or at the address set forth herein for the giving of notice to Lender or at any other address that may be specified in writing from time to time by Lender.

         11.3 ENFORCEMENT OF GUARANTY. Each Borrower agrees that in no event shall Lender have any obligation (although it is entitled, at its option) to proceed against any other Borrower or any other person or any real or personal property pledged to secure the Obligations before seeking satisfaction from such Borrower, and Lender may proceed, prior or subsequent to, or simultaneously with, the enforcement of Lender's rights under this SECTION 11, to exercise any right or remedy which it may have against any property, real or personal, as a result of any lien or security interest it may have as security for all or any portion of the Obligations.

         11.4 WAIVER. In addition to the waivers contained in SECTION 11.1 hereof, each Borrower waives, and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by such Borrower of the Obligations guaranteed under, or the enforcement by Lender of, this SECTION 11. Each Borrower hereby waives diligence, presentment and demand (whether for non-payment or protest or of acceptance, maturity, extension of time, change in nature or form of the Obligations, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the Obligations, notice of adverse change in any other Borrower's financial condition or any other fact which might materially increase the risk to such Borrower) with respect to any of the Obligations guaranteed hereunder or all other demands whatsoever and waives the benefit of all provisions of law which are or might be in conflict with the terms of this SECTION 11. Each Borrower represents, warrants and agrees that, as of the date hereof, its obligations under this SECTION 11 are not subject to any offsets or defenses against Lender or any other Borrower of any kind. Each Borrower further agrees that its obligations under this SECTION 11 shall not be subject to any counterclaims, offsets or defenses against Lender or against any other Borrower of any kind which may arise in the future.

         11.5 BENEFIT OF GUARANTY. Each Borrower agrees that the provisions of this SECTION 11 are for the benefit of Lender and its successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower and Lender, the obligations of any such other Borrower under the Loan Documents. In the event all or any part of the Obligations are transferred, endorsed or assigned by Lender to any person or persons, any reference to "Lender" herein shall be deemed to refer equally to such person or persons.

         11.6 REINSTATEMENT. The provisions of this SECTION 11 shall remain in full force and effect and continue to be effective should any petition be filed by or against any Borrower for liquidation or reorganization, should any Borrower become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Borrower's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by Lender, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         11.7 SUBORDINATION OF SUBROGATION, ETC. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in SECTION 11.11, each Borrower hereby:

                  (a) expressly and irrevocably subordinates, to the fullest extent possible at all times prior to the expiration or termination of this Agreement, on behalf of itself and its successors and assigns (including any surety) and any other person, any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification, set off or any other rights that could accrue to a surety against a principal, to a guarantor against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, to a holder or transferee against a maker, or to the holder of any claim against any person, and which such Borrower may have or hereafter acquire against any other Borrower or any person in connection with or as a result of such Borrower's performance of this
SECTION 11, or any other documents to which such Borrower is a party or otherwise;

                  (b) expressly and irrevocably subordinates any "claim" (as such term is defined in the United States Bankruptcy Code) of any kind against any other Borrower, and further agrees that it shall not have or assert any such rights against any person (including any surety), either directly or as an attempted set off to any action commenced against such Borrower by Lender or any other person until the Obligations are fully and finally paid.

                  (c) acknowledges and agrees (i) that this subordination is intended to benefit Lender and shall not limit or otherwise affect such Borrower's liability hereunder or the enforceability of this SECTION 11, and
(ii) that Lender and its respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this SECTION 11.7.

         11.8 ELECTION OF REMEDIES. If Lender, under applicable law, proceeds to realize its benefits under any of the Loan Documents giving Lender a lien or security interest upon any Collateral, (whether owned by any Borrower or by any other person), either by judicial foreclosure or by non-judicial sale or enforcement, Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this
SECTION 11. If, in the exercise of any of its rights and remedies, Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other person, whether because of any applicable laws pertaining to "election of remedies" or the like, each Borrower hereby consents to such action by Lender and waives any claim based upon such action, even if such action by Lender shall result in a full or partial loss of any rights of subrogation which each Borrower might otherwise have had but for such action by Lender. Any election of remedies which results in the denial or impairment of the right of Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower's obligation to pay the full amount of the Obligations. In the event Lender shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Loan Documents, Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the

Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this SECTION 11, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Lender might otherwise be entitled but for such bidding at any such sale.

         11.9 CONTINUING GUARANTY. Each Borrower agrees that the guaranty set forth in this SECTION 11 is a continuing guaranty and shall remain in full force and effect until the payment and performance in full of the Obligations.

         11.10 LIMITATION. Notwithstanding any provision herein contained to the contrary, each Borrower's liability under this SECTION 11 shall be limited to an amount not to exceed as of any date of determination the greater of:

                  (i) the net amount of all Loans advanced to the other Borrowers under this Agreement and then re-loaned or otherwise transferred to such Borrower; or

                  (ii) the amount which could be claimed by the Lender from such Borrower under this SECTION 11 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Borrower's right of contribution and indemnification from the other Borrowers under SECTION 11.2 hereof.

         11.11 CONTRIBUTION WITH RESPECT TO GUARANTY OBLIGATIONS.

                  (a) To the extent that any Borrower shall make a payment under this SECTION 11 of all or any of the Obligations (other than Loans made to that Borrower for which it is primarily liable) (a "GUARANTOR PAYMENT") which, taking into account all other Guarantor Payments then previously or concurrently made by the other Borrowers, exceeds the amount which such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Borrower's "Allocable Amount" (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Borrowers as determined immediately prior to the making of such Guarantor Payment, then such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, the other Borrowers for the amount of such excess, PRO RATA based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

                  (b) As of any date of determination, the "ALLOCABLE AMOUNT" of any Borrower shall be equal to the maximum amount of the claim which could then be recovered from such Borrower under this SECTION 11 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

                  (c) This SECTION 11.11 is intended only to define the relative rights of Borrowers and nothing set forth in this SECTION 11.11 is intended to or shall impair the obligations of Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement. Nothing contained in this SECTION 11.11 shall limit the liability of any Borrower to pay any Loans made to that Borrower and accrued interest, and Expenses with respect thereto for which such Borrower shall be primarily liable.

                  (d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Borrower to which such contribution and indemnification is owing.

                  (e) The rights of the parties under this SECTION 11.11 shall be exercisable from and after the expiration or termination of this Agreement.

         11.12 LIABILITY CUMULATIVE. The liability of Borrowers under this
SECTION 11 is in addition to and shall be cumulative with all liabilities of each Borrower to Lender under this Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrowers, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.


                                12. GENERAL TERMS
                                    -------------

         12.1 EXPENSES, FEES AND COSTS; INDEMNIFICATION.

                  (a) The Borrowers are responsible for the payment of all Expenses. The Borrowers also agree to indemnify Lender for any and all Claims that may be imposed on, incurred by or asserted against Lender in connection with this Agreement or any Loan Document or transaction contemplated hereby or thereby or the business relationship between Lender, on the one hand, and any Borrower, on the other hand other than those arising from Lender's gross negligence or willful misconduct.

                  (b) Borrowers' obligation to pay the Expenses and all of the reimbursement obligations and indemnification obligations provided for in this
SECTION 12.1 are part of the Obligations, are secured by all of the Collateral, and survive the repayment of the Obligations.

         12.2 SUCCESSORS. The provisions of this Agreement shall inure to the benefit of and be binding upon any successor to any of the parties to this Agreement and shall extend and be available to any holder of any of the Notes; provided, however, that persons or entities which succeed to the rights of the Borrowers under this Agreement shall not be entitled to enforce any rights or remedies of Borrowers under or by reason of the terms of this Agreement, or any other agreement referred to or incorporated by reference into this Agreement, unless they shall have obtained Lender's prior written consent to succeed to such rights.

         12.3 ASSIGNMENTS AND PARTICIPATIONS. Borrowers consent to Lender's sale of participations in the Loans and, with Parent's prior written consent (which consent will not be unreasonably withheld or delayed), to Lender's assignment of the Loan Documents or any interest therein to any third party. Borrowers also acknowledge and agree that any participation will give rise to a direct obligation of Borrowers to the participant and the participant shall, for purposes of SECTIONS 12.1, be considered to be "Lender."

         12.4 WAIVERS BY BORROWERS. Except as otherwise provided for in this Agreement or by applicable law, Borrowers waive: (i) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lender on which any Borrower may in any way be liable, and hereby ratifies and confirms whatever Lender may do in this regard, (ii) all rights to notice and a hearing prior to Lender's taking possession or control of, or to Lender's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of its remedies, and (iii) the benefit of all valuation, appraisal and exemption laws.

         12.5 ANTI-WAIVER; AMENDMENTS; AND CUMULATIVE REMEDIES PROVISIONS. No failure or delay on the part of Lender or the holder of any Note in the exercise of any power or right, and no course of dealing between the Borrowers and Lender or the holder of any Note, shall operate as a waiver of such power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. The remedies provided for herein are cumulative and not exclusive of any remedies which may be available to Lender at law or in equity. No notice to or demand on the Borrowers not required hereunder or under any Note or other agreement shall in any event entitle the Borrowers to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Lender or the holder of any Note to any other or further action in any circumstances without notice or demand. Any waiver of any provision of this Agreement, any Note or other agreement, and any consent to any departure by the Borrowers from the terms of any provision of this Agreement, any Note or other agreement, shall be effective only in the specific instance and for the specific purpose for which given. Neither this Agreement nor any Note or other agreement nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrowers and Lender.

         12.6 CONTROLLING LAW. Unless otherwise provided in any other Loan Document, this Agreement, the Notes and any other agreements between the parties shall be governed by and construed in accordance with the internal laws of the State of Michigan applicable to contracts made and performed within Michigan without regard to conflict of laws provisions.

         12.7 COUNTERPARTS. This Agreement may be signed in any number of counterparts with the same effect as if all signatures were upon the same instrument.

         12.8 NOTICES. All communications or notices that are required or may be given under this Agreement shall be deemed to have been served when personally delivered or on the date when deposited in the United States mail, postage prepaid, and addressed as follows (unless and until Lender or Borrower advises the other party, in writing, of a change in such address): (a) if Borrowers, to Parent at the principal place of business address shown on SCHEDULE 6.12 attention chief financial officer, with a copy to Timothy E. Grady, Esq., Porter, Wright, Morris & Arthur, 41 South High Street, Suite 3100, Columbus, Ohio 43215; and (b) if Lender, addressed to Lender, to the attention of Senior Credit Manager, at the address set forth at the beginning of this Agreement with a copy to Donald
F. Baty, Jr., Honigman Miller Schwartz & Cohn, 2290 First National Building, 660 Woodward Avenue, Detroit, Michigan 48226-3583.

         12.9 LOAN AGREEMENT CONTROLS. Except for the Chattel Mortgage which shall govern Rocky's assets located in the Dominican Republic, anything contained in any other agreement referred to in this Agreement or in any other agreement now existing between Lender and the Borrowers to the contrary notwithstanding, in the event of any express conflict between the terms and provisions of such other agreement and those contained in this Agreement, the terms of this Agreement shall govern and control.

         12.10 PARTIAL INVALIDITY. The unenforceability for any reason of any provision of this Agreement shall not impair or limit the operation or validity of any other provisions of this Agreement or any other existing or future agreements between Lender and Borrowers.

         12.11 LEGAL RATE ADJUSTMENT. This Agreement, the Notes and all other Loan Documents between the Borrowers and Lender are expressly limited so that in no event whatsoever shall the amount of interest paid or agreed to be paid to Lender exceed the highest rate of interest permissible under applicable law. If, from any circumstances, fulfillment of any provision of this Agreement or the Notes at the time performance of such provisions shall be due, shall involve exceeding the interest limitation validly prescribed by law which a court of competent jurisdiction may deem applicable to this Agreement and any Loans under this Agreement, then the obligation to be fulfilled shall be reduced to an amount computed at the highest rate of interest permissible under applicable law, and if, for any reason whatsoever, Lender shall ever receive as interest an amount which would be deemed unlawful under applicable law, such interest shall be automatically applied to the payment of the principal of the Notes, as the case may be (whether or not then due and payable), and not to the payment of interest, or shall be refunded to the Borrowers, if such principal has been paid in full.

         12.12 SETOFF. In addition to any rights and remedies of Lender provided by law, Lender has the right, without prior written notice to the Borrower, any such notice being expressly waived by Borrowers to the extent permitted by applicable law, upon the occurrence of any Event of Default and so long as such Event of Default is continuing, to set off and apply against any Obligations, whether matured or unmatured, of the Borrower to Lender, any amount owing by Lender to any Borrower, at or at any time after the happening of any of the above mentioned events, and such right of setoff may be exercised by Lender against any Borrower or against any assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of any Borrower, or against anyone else claiming through or against any Borrower of such assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of setoff has not been exercised by Lender prior to the making, filing or issuance or service upon Lender of, or of notice of, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena or order or warrant.

         12.13 NO MARSHALLING. Each Borrower, on its own behalf and on behalf of its successors and assigns hereby expressly waives all rights, if any, to require a marshalling of assets by Lender or to require that Lender first resort to some or any portion of the

Collateral before foreclosing upon, selling or otherwise realizing on any other portion thereof.

         12.14 REINSTATEMENT OF OBLIGATIONS AND SECURITY. To the extent that any Borrower makes a payment to Lender or Lender receives any payment(s) or proceeds of Accounts or other Collateral for any Borrower's benefit, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable doctrine, then, to the extent of such payment(s) or proceeds received, the Borrower's obligations or part thereof intended to be satisfied thereby shall be reinstated and continue in full force and effect, and all collateral security therefor shall remain in full force and effect (or be reinstated), as if such payment(s) or proceeds had not been received by Lender, and an appropriate adjustment to Borrowers' loan balance may be recorded, until payment shall have been made to Lender, which payment shall be due on demand.

         12.15 SURVIVAL; RELIANCE. All agreements, representations and warranties made in this Agreement (and all agreements referred to or incorporated herein) shall survive the execution of this Agreement (and all documents and agreements referred to or incorporated herein) and the making of the Loans and the execution and delivery of the Notes. Notwithstanding anything in this Agreement (or any documents or agreements referred to or incorporated herein) to the contrary, no investigation or inquiry by any party with respect to any matter which is the subject of any representation, warranty, covenant or other agreement set forth herein or therein is intended, nor shall it be interpreted, to limit, diminish or otherwise affect the full scope and effect of any such representation, warranty, covenant or other agreement. All terms, covenants, agreements, representations and warranties of the Borrowers made herein (or in any documents or agreements referred to or incorporated herein), or in any certificate or other document delivered pursuant hereto shall be deemed to be material and to have been relied upon by Lender, notwithstanding any investigation heretofore or hereafter made by Lender or its agents.

         12.16 INTERPRETATION. This Agreement (and all agreements referred to or incorporated into this Agreement) are being entered into among competent persons, who are experienced in business and represented by counsel, and has been reviewed by the parties and their counsel. Therefore, any ambiguous language in this Agreement (and all agreements referred to or incorporated herein) will not necessarily be construed against any particular party as the drafter of such language.

         12.17 INDEPENDENCE OF COVENANTS. All covenants hereunder are to be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of a default or an Event of Default if such action is taken or such condition exists.

         12.18 COMMUNICATION WITH ACCOUNTANTS. Borrowers authorize Lender to communicate directly with their independent certified public accountants including Deloitte & Touche and authorizes all such accountants to make available to Lender all financial statements and other supporting financial documents and schedules with respect to the business, financial condition and other affairs of Borrowers. At or before the initial

Revolving Loans are made, Borrowers shall deliver a letter addressed to and acknowledged by such accountants instructing them to make available to Lenders such information and records as Lender may reasonably request and to otherwise comply with the provisions of this SECTION 12.18. After the closing date, if Borrowers engage the services of accountants other than Deloitte & Touche, Borrowers shall deliver a letter addressed to and acknowledged by such accountants containing the same terms and provisions as the letter described above.

         12.19 COMMUNICATION WITH CUSTOMERS. Borrowers authorizes Lender to communicate directly with its customers regarding Borrowers and Borrowers' business relationship and authorizes Lender to obtain, and the customers to provide, information and documentation regarding Borrowers' performance of its contracts, purchase orders and other obligations to such customers.

         12.20 ILLEGALITY AND IMPOSSIBILITY. In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to Lender, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by Lender with any request or directive of such authority (whether or not having the force of law), including, without limitation, exchange controls, shall make it unlawful or impossible for Lender to maintain any loan or transaction under this Agreement, the Borrowers shall, upon receipt of notice thereof from Lender, immediately repay in full the then outstanding principal amount of all Revolving Loans so affected, together with all accrued interest thereon to the date of payment. This provision is for the benefit of Lender and is not intended to increase the yield to Lender above the rates of interests provided for in this Agreement. This Section shall apply only as long as such illegality exits. Lender shall use reasonable, lawful efforts to avoid the impact of such law, treaty, rule or regulation.

         12.21 CERTAIN RULES OF CONSTRUCTION. For purposes of this Agreement:

                  (a) CERTAIN REFERENCES. The words "HEREIN," "HEREOF" and "HEREUNDER," and words of similar import, refer to this Agreement as a whole and not to any particular provision of this Agreement, and references to Sections, Paragraphs and Exhibits, and similar references, are to Sections or Paragraphs of, or Exhibits to, this Agreement unless otherwise specified.

                  (b) GENERAL RULES. Unless the context otherwise requires: (i) the singular includes the plural, and VICE VERSA; (ii) all pronouns and any variations thereof refer to the masculine, feminine or neuter, as the identity of the person or persons may require; (iii) all definitions and references to an agreement, instrument or document means such agreement, instrument or document together with all exhibits and schedules thereto and any and all amendments, restatements, supplements, replacements, or modifications thereto as the same may be in effect at the time such definition or reference is applicable for any purpose; (iv) all references to any party shall include such party's successors and permitted assigns; (v) "include", "includes", and "including" are to be treated as if followed by "without limitation" whether or not they are followed by these words or words with a similar meaning; and (vi) attorneys' fees shall include allocated costs of in-house counsel.

                  (c) ACCOUNTING TERMS AND DETERMINATIONS. Except as otherwise provided in this Agreement, all accounting terms used in this Agreement must be interpreted, all accounting determinations hereunder must be made, and all financial statements required to be delivered hereunder must be prepared in accordance with generally accepted accounting principles; PROVIDED that, if Borrowers adopt a change in accounting principles (including any changes in generally accepted accounting principles) from those used in preparing the financial statements of Borrowers or that affects in any material respect (as determined by Lender) the computation of or compliance with any of the provisions of this Agreement, then, unless this Agreement has been amended to modify such provisions to take account of such change in accounting principles, all financial restrictions, provisions, and ratios must continue to be computed based upon accounting principles in effect prior to adoption of such change.

                  (d) UNIFORM COMMERCIAL CODE. All other terms contained in this Agreement shall have, when the context so indicates, the meanings provided for by the Uniform Commercial Code as adopted in the State of Michigan to the extent such terms are used or defined in the statute.

                  (e) HEADINGS. The headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify or affect the interpretation of any of the terms or provisions hereof.

         12.22 ENTIRE AGREEMENT OF THE PARTIES. This Agreement, including all agreements referred to or incorporated into this Agreement and all recitals in this Agreement (which recitals are incorporated as covenants of the parties), constitute the entire agreement between the parties relating to the subject matter of this Agreement. This Agreement supersedes all prior agreements, commitments and understandings between the parties relating to the subject matter of this Agreement and cannot be changed or terminated orally, and shall be deemed effective as of the date noted above.

         12.23 ACKNOWLEDGMENT OF BORROWERS. THIS AGREEMENT HAS BEEN FREELY AND VOLUNTARILY ENTERED INTO WITH THE LENDER BY THE BORROWERS, WITHOUT ANY DURESS OR COERCION, AND AFTER THE BORROWERS HAVE EITHER CONSULTED WITH COUNSEL OR HAVE BEEN GIVEN AN OPPORTUNITY TO DO SO, AND THE BORROWERS ACKNOWLEDGE THAT THEY HAVE CAREFULLY AND COMPLETELY READ AND UNDERSTAND ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT.

         12.24 SUBMISSION TO JURISDICTION AND VENUE. ANY JUDICIAL PROCEEDING AGAINST THE BORROWERS BROUGHT BY LENDER WITH RESPECT TO ANY TERM OR CONDITION OF THIS AGREEMENT, OR ANY OTHER PRESENT OR FUTURE AGREEMENT BETWEEN BORROWERS AND LENDER MAY BE BROUGHT BY LENDER IN A COURT OF COMPETENT JURISDICTION IN THE STATE OF MICHIGAN, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, BORROWERS AND LENDER ACCEPT FOR THEMSELVES AND IN CONNECTION WITH THEIR RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREE TO BE BOUND BY ANY FINAL JUDGMENT RENDERED

THEREBY IN CONNECTION WITH THIS AGREEMENT, OR ANY OTHER PRESENT AND FUTURE AGREEMENT BETWEEN ANY BORROWER AND LENDER. EACH BORROWER WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND OR SURETY WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF LENDER. NOTHING CONTAINED IN THIS SECTION AFFECTS THE RIGHT OF LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST ANY BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY BORROWER AGAINST LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER OR CLAIM IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS AGREEMENT OR ANY PRESENT OR FUTURE AGREEMENT BETWEEN ANY BORROWER AND LENDER, MAY BE BROUGHT ONLY IN A FEDERAL COURT LOCATED IN THE STATE OF MICHIGAN OR IN STATE COURTS IN OAKLAND COUNTY, MICHIGAN. EACH BORROWER WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREUNDER OR IN CONNECTION HEREWITH AND MAY NOT ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE OR BASED UPON FORUM NON CONVENIENS. BORROWERS OR LENDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE WAIVERS AND CONSENTS CONTAINED HEREIN.

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


         12.25 WAIVER OF JURY TRIAL. EACH BORROWER AND LENDER ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. LENDER AND EACH BORROWER, AFTER CONSULTING COUNSEL OF THEIR CHOICE, EACH HEREBY KNOWINGLY AND VOLUNTARILY, WITHOUT COERCION, WAIVE ALL RIGHTS TO A TRIAL BY JURY OF ALL DISPUTES BETWEEN THEM. NEITHER THE BORROWERS NOR LENDER SHALL BE DEEMED TO HAVE GIVEN UP THIS WAIVER OF JURY TRIAL UNLESS SUCH RELINQUISHMENT IS IN A WRITTEN INSTRUMENT SIGNED BY THE PARTY TO BE CHARGED.

ROCKY SHOES & BOOTS, INC.,
an Ohio corporation

By: /s/ David Fraedrich
   --------------------
Name: David Fraedrich
      ---------------
Title: Executive Vice President
       ------------------------

LIFESTYLE FOOTWEAR, INC.
a Delaware corporation

By: /s/ David Fraedrich
    -------------------
Name: David Fraedrich
      ---------------
Title: Executive Vice President
       ------------------------

GMAC BUSINESS CREDIT, LLC
a Delaware limited liability company

By: /s/ William J. Stewart
    ----------------------
Name: William J. Stewart
      ------------------
Title: Vice President
       --------------

SCHEDULES:
---------

2-Permitted Liens
6.12 Principal place of business, other addresses
6.18 Labor matters
6.19 Management incentive plans, director plans, employee benefit plans and other options
6.20 Deposit accounts

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